UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BEAM THERAPEUTICS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BEAM THERAPEUTICS INC.

238 Main Street

Cambridge, MA 02142

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2024

Dear Stockholders:

We are pleased to notify you that we will hold the 2024 annual meeting of the stockholders (the “Annual Meeting”) of Beam Therapeutics Inc. (“Beam”, “we”, “us”, or “our”) via live webcast on June 5, 2024, at 11:30 a.m., Eastern Daylight Time, in a virtual meeting format at www.virtualshareholdermeeting.com/BEAM2024 for the following purposes:

1.
To elect Graham Cooper as our Class I director, to serve for a three-year term until the 2027 annual meeting of our stockholders, and until his successor shall have been duly elected and qualified;
2.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
3.
To approve, on an advisory basis, the compensation of our named executive officers (“NEOs”); and
4.
To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments and postponements thereof.

Our Board of Directors has established the close of business on April 9, 2024 as the record date for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (by remote communication or by proxy) if our stock records show that you owned our common stock at that time.

Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote either by remote communication at the virtual meeting or by proxy. You may vote over the Internet, telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you can attend the virtual meeting. You will need the 16-digit control number included with the Notice, on your proxy card, or the instructions that accompany your proxy materials to attend the Annual Meeting virtually via the Internet.

Thank you for your continued support of Beam Therapeutics Inc. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

John Evans

Chief Executive Officer and Director

April 19, 2024

Cambridge, Massachusetts

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2024: Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to make our proxy materials available to all of our stockholders over the Internet. We will be able to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 19, 2024, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy statement for the Annual Meeting and our 2023 Annual Report on Form 10-K to stockholders. The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail.

Virtual Meeting Format: The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you will be able to attend the Annual Meeting online, vote your shares and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BEAM2024. Details regarding how to attend the Annual Meeting online are more fully described in the Notice and this proxy statement.

BEAM THERAPEUTICS INC.

238 Main Street

Cambridge, MA 02142

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2024

The Board of Directors (our “Board”) of Beam Therapeutics Inc. (“we,” “us,” “our,” “Company,” or “Beam”) is soliciting proxies from stockholders for its use at the 2024 annual meeting of our stockholders (the “Annual Meeting”), and at any continuation, postponement or adjournment of that meeting. The Annual Meeting is scheduled to be held on June 5, 2024, at 11:30 a.m., Eastern Daylight Time, in a virtual meeting format at www.virtualshareholdermeeting.com/BEAM2024. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Further information about how to attend the Annual Meeting online is included in this proxy statement.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by following the instructions set forth in this proxy statement.

On or about April 19, 2024, we will commence sending the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2024 (the “Annual Report on Form 10-K”), which include our audited financial statements, are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.

Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the SEC at www.sec.gov, or in the “Financials & Filings” tab of the “Investor Center” section of our website at www.beamtx.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by following the instructions included on the Notice or by sending a written request to: Beam Therapeutics Inc., 238 Main Street, Cambridge, MA 02142, Attention: Secretary.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purposes of the Meeting

The purposes of the Annual Meeting are:

1.
To elect Graham Cooper as our Class I director, to serve for a three-year term until the 2027 annual meeting of our stockholders, and until his successor shall have been duly elected and qualified;
2.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
3.
To approve, on an advisory basis, the compensation of our named executive officers (“NEOs”); and
4.
To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments and postponements thereof.

Stockholders Entitled to Vote at the Meeting

Our Board has established the close of business on April 9, 2024 as the “record date” for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (and any adjournments) if our records show that you owned our common stock at that time. As of the record date, 82,310,167 shares of our common stock were outstanding. Each outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by a properly submitted proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for stockholder inspection at the headquarters of the Company, 238 Main Street, Cambridge, MA 02142, during ordinary business hours, for a period of 10 days prior to the Annual Meeting.

Voting Shares That You Hold In Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may:

•
VOTE BY INTERNET – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on June 4, 2024. Have the Notice or your proxy card in hand when you access the website. Follow the steps outlined on the secured website.
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VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
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VOTE BY PHONE – Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on June 4, 2024. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.
•
VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING – See “Attending the Annual Meeting,” below.

Virtual Meeting

The Annual Meeting will be a completely virtual meeting conducted via live webcast. To participate in the Annual Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/BEAM2024.You will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

If you are a beneficial holder, instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.

Attending the Annual Meeting

The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/BEAM2024. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. A summary of the information you need to attend the Annual Meeting online is provided below:

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Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.virtualshareholdermeeting.com/BEAM2024.
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Questions regarding how to attend and participate via the Internet will be answered by calling 1-844-986-0822 (U.S.) and 303-562-9302 (International) on the day before the Annual Meeting and the day of the Annual Meeting.
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Please have your 16-digit control number to enter the Annual Meeting.
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Stockholders may submit questions while attending the Annual Meeting via the Internet.
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The meeting webcast will begin promptly at 11:30 a.m., Eastern Daylight Time.
•
We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:00 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures.

Webcast replay of the Annual Meeting will be available until the earlier of June 5, 2025 or the date of the next annual meeting of stockholders to be held in 2025.

Technical Assistance for the Virtual Meeting

We encourage stockholders to log into the virtual Annual Meeting at least 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting. Technical support will be available starting at 11:00 a.m. Eastern Daylight Time on June 5, 2024 and will remain available until thirty minutes after the meeting has finished.

Voting Shares That You Hold in Brokerage or Similar Accounts

Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding how to vote. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to certain matters. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a matter on which a broker, bank or other nominee will have discretionary voting authority and that the election of the nominee for Class I director (Proposal 1) and the advisory vote to approve the compensation of our NEOs (Proposal 3) will be matters on which a broker, bank or other nominee will not have discretionary voting authority. Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, we expect that your broker, bank or other nominee will not be authorized to cast a vote on your behalf on Proposals 1 or 3 but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2. In such cases, a “broker non-vote” may be entered with respect to your shares on Proposals 1 or 3 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes will have no effect on the outcome of any proposal.

Your Voting Options on Each of the Proposals

You may vote “for,” “against” or “abstain” with respect to the election of the nominee for director (Proposal 1), the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2) and the advisory vote to approve the compensation of our NEOs (Proposal 3).

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

Our Board’s Voting Recommendations

Our Board recommends that you vote:

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“FOR” the election of Graham Cooper as our Class I director (Proposal 1);
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“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal 2); and
•
“FOR” the advisory vote to approve the compensation of our NEOs (Proposal 3).

If any other matter is properly brought before the Annual Meeting, the Company – through the individuals named in the Company’s proxy card and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Required Votes to Approve Each Proposal

As a stockholder, you are entitled to cast one vote per share for the nominee for election as director at the Annual Meeting. A majority of the votes properly cast for election of a director will effect such election. A majority of the votes properly cast at the Annual Meeting will also approve (i) the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, (ii) the proposal to approve, on an advisory basis, the compensation of our NEOs, and (iii) all other matters that arise at the Annual Meeting. “Abstentions” will not be counted as votes cast on the proposals and will have no effect on the outcome of any proposal. For a discussion of how “broker non-votes” will be treated, see the discussion under “Voting Shares That You Hold in Brokerage or Similar Accounts.”

Please note that because the votes on the ratification of Deloitte & Touche LLP and the advisory vote to approve the compensation of our NEOs are advisory in nature, the results of such votes will not be binding upon us, our Board or its committees.

Quorum

The presence, virtually via the Internet or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Because we expect that brokers, banks or other nominees will be able to vote on at least one proposal, we expect that these shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Revocation of Proxies or Voting Instructions

A stockholder of record who has voted by proxy using any method in response to this solicitation may revoke it before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy card (provided we receive the later proxy card before the Annual Meeting date), by a timely and valid later Internet or telephone vote, by voting by remote communication at the Annual Meeting or by giving written notice to Christine Bellon, our Company secretary (the “Secretary”). Attendance at the Annual Meeting online will not have the effect of revoking a proxy unless the stockholder gives proper written notice of revocation to our Secretary before the proxy is exercised or the stockholder votes by remote communication at the Annual Meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

Solicitation of Proxies

Our Board is making this solicitation of proxies for our Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual Annual Meeting. After the initial distribution of this proxy statement, our directors, officers and employees may solicit proxies personally, by telephone, by email or otherwise. These directors, officers and employees will not receive additional compensation for the solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable, out-of-pocket expenses for forwarding these proxy materials, according to certain regulatory fee schedules.

MANAGEMENT AND CORPORATE GOVERNANCE

Board Composition and Structure

Our amended and restated certificate of incorporation (our “certificate of incorporation”) states that our Board shall consist of not fewer than three and not more than fifteen members, and the precise number of directors shall be fixed by a resolution of our Board. Each of our directors holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy on our Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.

Our certificate of incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated. Subject to any earlier death, resignation or removal in accordance with the terms of our certificate of incorporation and our second amended and restated bylaws (our “bylaws”), our Class I director who is re-elected at the Annual Meeting will serve a three-year term until the 2027 annual meeting of stockholders; our Class II directors are currently serving a term that expires at the 2025 annual meeting of stockholders; and our Class III directors are currently serving a term that expires at the 2026 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes.

Our Board is currently comprised of eight members. Kristina Burow, who currently serves as a Class I director, will not be standing for re-election and her term will expire at the Annual Meeting. Upon the completion of Ms. Burow’s term, the size of our Board will automatically be reduced to seven members.

Below is a list of the names, ages as of April 19, 2024 and classification of the individuals who currently serve as our directors.

Name	Age	Position
Kristina Burow(1)	50	Director (Class I)
Graham Cooper	54	Director (Class I)
Mark Fishman, M.D.	73	Director (Class II)
Carole Ho, M.D.	51	Director (Class II)
Kathleen Walsh	68	Director (Class II)
John Evans	46	Director (Class III)
John Maraganore, Ph.D.	61	Director (Class III)
Christi Shaw	57	Director (Class III)
(1)
Ms. Burow’s service on our Board will end effective as of the Annual Meeting.

Director Biographies

Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led to our Board’s conclusion at the time of filing this proxy statement that each person listed below should serve as a director.

Class I Director Nominee

Graham Cooper has served on our Board since October 2019. From March 2018 until April 2019, Mr. Cooper served as the Chief Operating Officer and Chief Financial Officer of Assembly Biosciences, Inc. Mr. Cooper previously served as the Chief Financial Officer of Receptos, Inc., a biotechnology company, from February 2013 until its acquisition by Celgene Corporation in August 2015 and Chief Financial Officer of Geron Corporation from January 2012 to December 2012. From May 2006 until March 2011, Mr. Cooper served as Chief Financial Officer of Orexigen Therapeutics, Inc., a biotechnology company. Prior to that, Mr. Cooper held roles of increasing responsibility at Deutsche Bank Securities, an investment bank, from August 1997 to February 2006, including Director, Health Care Investment Banking. He began his career as an accountant at Deloitte & Touche and was previously a C.P.A. Mr. Cooper currently serves as chair of the board of directors of Kezar Life Sciences, Inc. Mr. Cooper received a B.A. in Economics from the University of California at Berkeley and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Cooper is qualified to serve on our Board due to his significant financial and accounting experience in the life sciences industry.

Current Directors Not Standing for Election at the Annual Meeting

John Evans has served as our Chief Executive Officer and on our Board since January 2017. Mr. Evans has significant experience as a company builder, dealmaker, and drug developer in the biotechnology industry. Since September 2022, Mr. Evans has also served on the board of directors of Orbital Therapeutics, Inc., a biotechnology company focused on mRNA therapeutics. Mr. Evans previously served as a Venture Partner with ARCH Venture Partners from April 2017 to March 2021, and as a member of the board of directors of Verve Therapeutics from August 2018 to August 2022 and of Prime Medicines Inc. from September 2019 to September 2022. Mr. Evans was previously an early employee and member of the leadership team at Agios Pharmaceuticals, from September 2009 until April 2017, most recently serving as Senior Vice President for Corporate Development and Portfolio Leadership. Prior to joining Agios, Mr. Evans worked at Infinity Pharmaceuticals, McKinsey & Company’s pharmaceuticals practice and MedImmune. Mr. Evans holds an MBA in Healthcare Management from Wharton, a M.S. in Biotechnology from the University of Pennsylvania, and a B.A. in English with distinction from Yale University. We believe that Mr. Evans is qualified to serve on our Board based on his extensive experience in the pharmaceutical industry and his expansive knowledge of our company based on his role as Chief Executive Officer.

Mark C. Fishman, M.D., has served on our Board since May 2018. Dr. Fishman is a Professor in the Harvard Department of Stem Cell and Regenerative Biology and Chief of the Pathways Clinical Service at Massachusetts General Hospital. In February 2019, he became a Co-Founding Partner of Aditum Bio Fund and Chairman of its Scientific and Medical Advisory Board. From 2002 through 2016, Dr. Fishman was the founding President of the Novartis Institutes for BioMedical Research (“NIBR”), a member of the Executive Committee of Novartis, AG, and served on the board of directors of Novartis International Pharmaceutical LTD and chaired the board of directors of the Genomics Institute of the Novartis Research Foundation. Prior to his time at NIBR, he was the Founding Director of the Cardiovascular Research Center and Chief of Cardiology at Massachusetts General Hospital. Dr. Fishman also has served as the Chairman of the Board of privately held Semma Therapeutics from 2016 until its sale to Vertex. He is on the board of the privately held companies Skyline Therapeutics, EmbarkNeuro and Versanis Bio. He also serves as a consultant to and Scientific Advisory Board member of several other privately held biotechnology companies. Dr. Fishman graduated from Yale College and Harvard Medical School and trained in medicine and cardiology at Massachusetts General Hospital. We believe that Dr. Fishman’s experience studying genetics and regenerative medicine makes him qualified to serve on our Board.

Carole Ho, M.D., has served on our Board since November 2018. Dr. Ho has served as the Chief Medical Officer and Head of Development of Denali Therapeutics since June 2015. Prior to joining Denali, Dr. Ho held various roles of increasing responsibility at Genentech between 2007 and 2015 most recently as Vice President, Non-Oncology Early Clinical Development. From November 2006 to October 2007, Dr. Ho served as Associate Medical Director at Johnson & Johnson. From June 2002 to November 2006, she was an instructor in the Department of Neurology and Neurological Sciences at Stanford University. Dr. Ho has also served as a member of the board of directors of NGM Biopharmaceuticals, Inc., a biopharmaceutical company, since June 2020. Dr. Ho received her M.D. from Cornell University and her B.S. in Biochemical Sciences from Harvard College. We believe that Dr. Ho’s experience studying neurology and her experience in senior leadership at a public company makes her qualified to serve on our Board.

John Maraganore, Ph.D., has served on our Board since November 2021. He was the founding CEO and a director of Alnylam Pharmaceuticals (“Alnylam”) from 2002 to 2021, where he built and led the company from early platform research on RNA interference through global approval and commercialization of the first three RNAi medicines including ONPATTRO®, GIVLAARI®, and OXLUMO®. Prior to Alnylam, Dr. Maraganore served as an officer and a member of the management team for Millennium Pharmaceuticals, Inc. (“Millennium”), most recently as senior vice president, strategic product development where he was responsible for the company’s product franchises in oncology, and cardiovascular, inflammatory, and metabolic diseases. Before Millennium, he served as director of molecular biology and director of market and business development at Biogen, Inc. (“Biogen”). At Biogen, Dr. Maraganore invented and led the discovery and development of ANGIOMAX® (bivalirudin) for injection, formerly HIRULOG™ and currently marketed by The Medicines Company. Prior to Biogen, Dr. Maraganore was a scientist at ZymoGenetics, Inc., and the Upjohn Company. Dr. Maraganore received his M.S. and Ph.D. in biochemistry and molecular biology at the University of Chicago. He is a member of the board of Kymera Therapeutics, Takeda Pharmaceuticals, and ProKidney Corp., as well as a number of private companies. His is also a member of the board of the Biotechnology Innovation Organization (BIO), where he was Chair from 2017 to 2019. In addition, he serves in advisory roles for a number of investment firms, including Arch Venture Partners, and Atlas Venture. We believe that Dr. Maraganore's significant experience in executive roles in the biotechnology industry qualifies him to serve on our Board.

Christi Shaw has served on our Board since December 2023. Most recently, Ms. Shaw served as the Chief Executive Officer of Kite, a Gilead company, specializing in the development of cancer immunotherapies from August 2019 to March 2023. From April 2017 to August 2019, Ms. Shaw served as Senior Vice President of Eli Lilly Company, a global healthcare company, and President of Lilly Bio-Medicines, the business within Eli Lilly Company that comprised its neuroscience and immunology units. From 2014 to 2016, Ms. Shaw served as U.S. country head and President of Novartis Pharmaceutical Corporation, a global healthcare company, and from 2010 to 2014 as North American region head of Novartis Oncology. Prior to 2010, Ms. Shaw held several leadership positions at

Johnson & Johnson, Inc. Ms. Shaw also serves as a director of Avantor, Inc., and ReAlta Life Sciences, Inc. Previously, Ms. Shaw served as an executive committee member of the Biotechnology Innovation Organization. Ms. Shaw is also the co-founder of the More Moments More Memories Foundation, which assists people with cancer and their caregivers. Ms. Shaw holds a B.B.A. in Marketing from Iowa State University and an M.B.A. from the University of Wisconsin. We believe that Ms. Shaw is qualified to serve on our Board due to her significant experience in senior leadership in the biotechnology industry.

Kathleen E. Walsh has served on our Board since January 2021. Ms. Walsh also has served as the Secretary of the Massachusetts Executive Office of Health and Human Services since January 2023. Prior to her appointment as Secretary, Ms. Walsh served as President and Chief Executive Officer of Boston Medical Center from 2010 to 2022, and as Executive Vice President and Chief Operating Officer of Brigham and Women’s Hospital from 2005 to 2010. Prior to that, she served as the Chief Operating Officer for Novartis Institutes for Biomedical Research and at Massachusetts General Hospital in positions including Senior Vice President of Medical Services and at the MGH Cancer Center. Prior to that, she held hospital administrator positions in a number of New York City hospitals including Montefiore, Columbia Presbyterian Medical Center, Saint Luke’s—Roosevelt Hospital Center and the New York City Health and Hospitals Corporation. Ms. Walsh is a member of the Boston Public Health Commission, the Massachusetts Hospital Association, Yale University, the Association of American Medical Colleges and the Pine Street Inn. Ms. Walsh served as a director of Navigant Consulting, Inc., a management consultancy firm, from 2017 to 2020, and served on its Audit Committee; WellCare Health Plans, Inc., a health insurance company, from 2017 to 2020, and served on its Audit Committee and IT Committee; Imprivata, Inc., an information technology security company, from February 2016 until September 2016; and CAE Inc., a civil aviation simulation technology company, from June 2013 to August 2015, and served on its Audit Committee. Ms. Walsh holds a B.A. and Master of Public Health from Yale University. We believe that Ms. Walsh is qualified to serve on our Board based on her extensive experience in the health care industry.

Directors that Will Not be Serving after the Annual Meeting

Kristina Burow has served on our Board since June 2017. She will not be standing for re-election and her term will expire at the Annual Meeting. Ms. Burow is a Managing Director with ARCH Venture Partners. Ms. Burow is focused on the creation and development of biotechnology, pharmaceutical and health tech companies. Since joining ARCH in 2002, she has risen from Associate to Managing Director and has played a significant role in the growth of ARCH’s life sciences portfolio, including multiple public companies exceeding billion-dollar valuations. Ms. Burow is a director of Gossamer Bio, Inc., Scholar Rock Holding Corp., Boundless Bio, Inc., Autobahn Therapeutics, Inc., ROME Therapeutics, Inc., Neumora Therapeutics, Inc., Pretzel Therapeutics and Treeline Biosciences, among others. She previously was a co-founder and Director of Receptos, Inc. (acquired by Celgene Corporation) and was a Director of Vir Biotechnology, Inc., Vividion Therapeutics (acquired by Bayer AG), and Epirium Bio among others. Ms. Burow has participated and led investments in a number of other ARCH portfolio companies including Interline Therapeutics, Erasca, Inc., Dewpoint Therapeutics, Inc., Aledade, Kura Oncology, Inc., Kythera Biopharmaceuticals, Inc. (acquired by Allergan plc), and Ikaria, Inc. (acquired by Mallinckrodt plc). Prior to joining ARCH, Ms. Burow was an Associate with the Novartis BioVenture Fund in San Diego. As an early employee at the Genomics Institute of the Novartis Research Foundation (“GNF”), she directed Chemistry Operations and was active in business development where she helped create numerous companies as spinouts from GNF. Ms. Burow holds an M.B.A. from the University of Chicago, an M.A. in Chemistry from Columbia University and a B.S. in Chemistry from the University of California, Berkeley. We believe Ms. Burow’s investment and leadership experience makes her qualified to serve on our Board.

Board Diversity

The following table presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. As we pursue future Board recruitment efforts, our nominating and corporate governance committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of our Board. This includes seeking out individuals of diverse gender identities, demographic backgrounds and perspectives informed by other personal and professional experiences.

Board Diversity Matrix as of April 19, 2024
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic	-

Please see the definitive proxy statement for our 2023 Annual Meeting of Stockholders filed with the SEC on April 21, 2023 for our Board Diversity Matrix for 2023.

Board Leadership Structure

We do not currently have a chair of our Board; however, we have designated Dr. Mark Fishman as our lead independent director. We believe that appointing a lead independent director has the potential to allow our Chief Executive Officer to focus on our day-to-day business, while allowing Dr. Fishman to guide our Board in providing independent advice to and oversight of management. Our Board recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position and the importance of providing independent direction to our Board as its oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that we appoint a chair of our Board or lead independent director, our Board believes that having a lead independent director provides the appropriate leadership structure for us and demonstrates our commitment to good corporate governance.

Director Independence

Our Board currently consists of eight members. Kristina Burow, who currently serves as a Class I director, will not be standing for re-election and her term will expire at the Annual Meeting. Upon the completion of Ms. Burow’s term, the size of our Board will automatically be reduced to seven members. Our Board has determined that seven of the currently serving eight members, Kristina Burow, Graham Cooper, Mark Fishman, M.D., Carole Ho, M.D., John Maraganore, Ph.D., Christi Shaw and Kathleen Walsh, are independent directors in accordance with the listing requirements of The Nasdaq Stock Market (“Nasdaq”). Under the rules of Nasdaq, independent directors must comprise a majority of our Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of our audit and compensation committees be independent and that director nominees be selected or recommended for our Board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the rules of Nasdaq, a director will only qualify as “independent” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined by the applicable rules of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of our audit committee may not, other than in his or her capacity as a member of the audit committee, our Board or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries or (2) be an affiliated person of us or any of our subsidiaries.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of our directors, with the exception of John Evans, our Chief Executive Officer, is an “independent director” as defined under applicable rules of Nasdaq, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determinations, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. John Evans is not an independent director under these rules because he is our Chief Executive Officer.

Role of Board in Risk Oversight Process

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting, legal and compliance risks, and cyber security risks. As part of this oversight, the audit committee receives regular reports from management on such risks at its regularly scheduled meetings, including reports not less than four times per year relating to data privacy and cyber security and the actions management has taken to limit, monitor or control such exposures. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

Board Meetings and Attendance

Our Board held four meetings during the fiscal year ended December 31, 2023. Each of our directors attended at least seventy-five percent (75%) of the meetings of our Board and the committees of our Board on which he or she served during the fiscal year ended December 31, 2023 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party, if any). Christi Shaw did not attend any meetings of our Board or the committees of our Board on which she served during the fiscal year ended December 31, 2023, as no such meetings were held during the period for which she was a director or member of the applicable committee. Our non-employee directors met in executive session during each of the regularly scheduled Board meetings during the fiscal year ended December 31, 2023.

While we do not have a formal policy regarding director attendance at our annual meeting of stockholders, we expect our Board members to prepare for, attend and participate in all Board and applicable committee meetings, including by means of remote communication. Each of our directors who was then serving attended our 2023 annual meeting of stockholders.

Board Committees

Our Board has standing audit, compensation, and nominating and corporate governance committees, each of which is comprised solely of independent directors and is described more fully below. Our Board also currently has a science and technology committee. Each committee operates pursuant to a written charter, and each reviews and assesses the adequacy of its charter periodically and submits its charter to our Board for approval. The charter for each committee is available on our website (www.beamtx.com) under the “Investors—Corporate Governance” section. The information on our website is not a part of this proxy statement.

The following table describes which directors serve on each of our Board’s committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Kristina Burow(1)		Chair
Graham Cooper	Chair
Mark Fishman, M.D.			X	Chair
Carole Ho, M.D.		X		X
John Maraganore, Ph.D.			Chair	X
Christi Shaw	X		X
Kathleen Walsh	X	X
(1)
Ms. Burow’s service on our Board will end effective as of the Annual Meeting.

Audit Committee

Our audit committee’s responsibilities include:

•
appointing, approving the compensation of, and evaluating the qualifications, performance and independence of our independent registered public accounting firm;
•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm, and pre-approving all audit and permitted non-audit services to be performed by our independent registered public accounting firm;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including earnings releases;
•
reviewing and discussing with management and our independent registered public accounting firm any material issues regarding accounting principles and financial statement presentations;
•
coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, code of business conduct and ethics, procedures for complaints and legal and regulatory matters;
•
discussing our risk management policies with management;
•
establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•
meeting independently with our independent registered public accounting firm and management;
•
reviewing and approving any related person transactions;
•
overseeing our guidelines and policies governing risk assessment and risk management, including with respect to cybersecurity and other information technology risks;
•
overseeing the integrity of our information technology systems, processes and data;
•
preparing the audit committee report required by SEC rules;
•
reviewing and assessing, at least annually, the adequacy of the audit committee’s charter; and
•
performing, at least annually, an evaluation of the performance of the audit committee.

All audit services and all permitted non-audit services, other than certain de minimis non-audit services that are approved by the audit committee prior to the completion of an audit, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

The members of our audit committee are Graham Cooper, Christi Shaw and Kathleen Walsh. Mr. Cooper chairs the audit committee. Our Board has determined that each member of our audit committee satisfies the independence standards of the applicable rules of Nasdaq applicable to audit committee members and meets the independence criteria set forth in Rule 10A-3(b)(1) under the Exchange Act. Our Board has determined that each member of our audit committee has sufficient knowledge regarding fundamental financial statements to serve on the audit committee. Our Board has also determined that each of Mr. Cooper and Ms. Walsh is an “audit committee financial expert,” as defined under Item 407 of Regulation S-K.

During the fiscal year ended December 31, 2023, our audit committee met four times. The report of our audit committee is included in this proxy statement below under “Audit Committee Report.”

Compensation Committee

Our compensation committee’s responsibilities include:

•
assisting our Board in developing and reviewing potential candidates for executive positions;
•
reviewing our overall compensation strategy, including base salary, incentive compensation and equity-based grants;

•
reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and our other executive officers;
•
determining and approving, or recommending to our Board for approval, the compensation of our Chief Executive Officer and other executive officers;
•
reviewing and making recommendations to our Board with respect to director compensation;
•
overseeing and administering our cash and equity incentive plans;
•
reviewing, considering and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposing of benchmarking and analysis of compensation for our executive officers and directors;
•
reviewing and approving all employment contract and other compensation, severance and change-in-control arrangements for our executive officers;
•
recommending to our Board any stock ownership guidelines for our executive officers and non-employee directors;
•
retaining, appointing or obtaining advice of a compensation consultant, legal counsel or other advisor, and determining the compensation and independence of such consultant or advisor;
•
preparing, if required, the compensation committee report on executive compensation for inclusion in our annual proxy statement in accordance with the proxy rules;
•
monitoring our compliance with the requirements of Sarbanes-Oxley relating to loans to directors and officers;
•
overseeing our compliance with applicable SEC rules regarding shareholder approval of certain executive compensation matters;
•
reviewing the risks associated with our compensation policies and practices;
•
reviewing and assessing, at least annually, the adequacy of the compensation committee’s charter; and
•
performing, on an annual basis, an evaluation of the performance of the compensation committee.

The members of our compensation committee are Kristina Burow, Carole Ho, M.D., and Kathleen Walsh. Ms. Burow chairs the compensation committee. We anticipate that Ms. Burow will serve as the chair of the compensation committee until the completion of her term at the Annual Meeting, at which time we expect that another independent director will replace Ms. Burow as chair of the compensation committee. Our Board has determined that each member of the compensation committee satisfies the independence standards of the applicable rules of Nasdaq applicable to compensation committee members and meets the independence criteria set forth in Rule 10C-1 under the Exchange Act. Our compensation committee may delegate any of the responsibilities of the full committee to subcommittees and may delegate certain responsibilities of the full committee to executive officers of the Company and other persons as may be permitted by applicable laws, rules or regulations and in accordance with the listing standards set forth by Nasdaq.

During the fiscal year ended December 31, 2023, our compensation committee met six times. The report of our compensation committee is included in this proxy statement below under “Compensation Committee Report.”

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

•
identifying individuals qualified to become members of our Board consistent with criteria approved by our Board and receiving nominations for such qualified individuals;
•
recommending to our Board the persons to be nominated for election as directors and to each committee of our Board;

•
establishing a policy under which our stockholders may recommend a candidate to our nominating and corporate governance committee for consideration for nomination as a director;
•
reviewing and recommending committee slates on an annual basis;
•
recommending to our Board qualified candidates to fill vacancies on our Board;
•
developing and recommending to our Board a set of corporate governance principals applicable to us and reviewing the principles on at least an annual basis;
•
reviewing and making recommendations to our Board with respect to our board leadership structure and board committee structure;
•
reviewing, in concert with our Board, our policies with respect to significant issues of corporate public responsibility;
•
making recommendations to our Board’s processes for annual evaluations of the performance of our Board, our Chief Executive Officer and committees of our Board;
•
overseeing the process for annual evaluations of our Board, Chief Executive Officer and committees of our Board and certifying that performance of our Chief Executive Officer and other members of executive management is being properly evaluated;
•
considering and reporting to our Board any questions of possible conflicts of interest of members of our Board;
•
providing new director orientation and continuing education for existing directors on a periodic basis;
•
overseeing the maintenance and presentation to our Board of management’s plans for succession to senior management positions in the Company;
•
reviewing and assessing, at least annually, the adequacy of the nominating and corporate governance committee’s charter; and
•
performing, on an annual basis, an evaluation of the performance of the nominating and corporate governance committee.

The members of our nominating and corporate governance committee are John Maraganore, Ph.D., Mark Fishman, M.D., and Christi Shaw. Dr. Maraganore chairs our nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee satisfies the independence standards of the applicable rules of Nasdaq.

During the fiscal year ended December 31, 2023, our nominating and corporate governance committee met one time.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee. Kristina Burow, who is a member of our compensation committee, has certain relationships that are disclosed in the section titled “Certain Relationships and Related Person Transactions” below. Ms. Burow is a member of the board of directors of Orbital Therapeutics, Inc. (“Orbital”), as well as an affiliate of ARCH Venture Partners, which holds approximately 30% of the outstanding shares of Orbital. For more information on the relationships among Ms. Burow, Orbital, ARCH Venture Partners and us, see “Certain Relationships and Related Person Transactions—Orbital License and Research Collaboration Agreement.” Ms. Burow’s service on our Board will end effective as of the Annual Meeting.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code is available on the investor section of our website at investors.beamtx.com. The information on our website is not a part of this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our Code that are required to be disclosed pursuant to SEC rules.

Clawback Policy

In September 2023, our Board adopted a clawback policy in compliance with Nasdaq listing standards and Rule 10D-1 under the Exchange Act. The clawback policy provides that, in the event that we are required to prepare an accounting restatement for periods ending on or after October 2, 2023 (an “Accounting Restatement”), we will attempt to recover from our current or former executive officers (each, a “Covered Person”), on a pre-tax basis, any amount of incentive-based compensation that (a) exceeds the amount that otherwise would have been received had it been determined based on the restated financial statement amounts, and (b) was received during the three fiscal years preceding the determination that an Accounting Restatement was required (the “Recovery Period”), as further specified in the clawback policy. Further, if our compensation committee determines that a Covered Person’s acts or omissions that contributed to the circumstances requiring an Accounting Restatement involved either (a) intentional misconduct or an intentional violation of any of our rules or any applicable legal or regulatory requirements in the course of the Covered Person’s employment by us, or (b) fraud in the course of the Covered Person’s employment by us, then we may attempt to recover from such Covered Person up to 100% of the Covered Person’s incentive-based compensation and other equity awards or compensation other than base salary that was received by such Covered Person during the Recovery Period, as further specified in the clawback policy. For purposes of the clawback policy, incentive-based compensation means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, as defined in the clawback policy. The clawback policy is overseen and administered by our compensation committee.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities create a heightened compliance risk or could create the appearance of misalignment between our employees, including our management, and stockholders. As a result, our insider trading policy expressly prohibits all of our employees, including our NEOs, directors and their respective family members and designees, from engaging in speculative transactions in our stock, including buying our securities on margin, borrowing against our securities held in a margin account, engaging in short sales of our securities, and buying or selling derivatives on our securities and otherwise using financial instruments, such as prepaid variable forwards, equity swaps and exchange funds, to hedge or offset, or that are designed to hedge or offset, any decrease in the market value of our securities. Our insider trading policy also prohibits all of our employees, including our NEOs, and our directors from pledging our securities as collateral for a loan.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to current directors and potential candidates, and interviews of selected candidates by management, recruiters and members of the committee and our Board. In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, including candidates recommended by stockholders, our nominating and corporate governance committee takes into account the criteria for membership on our Board as set forth in our corporate governance guidelines, including a candidate’s ability, judgment and experience and the overall diversity and composition of our Board. We also value experience on other public company boards of directors and board committees. Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but takes into consideration each candidate’s ability, judgment and experience to oversee our Company’s business, and contribution to the overall diversity of our Board when recommending director nominees.

The biography for the director nominee included herein indicates the nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that the nominee has the individual attributes and characteristics required of each of our directors.

Stockholders have the right under our bylaws to directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by submitting to the Company their names, together with appropriate biographical information and background materials, a statement as to the number of shares of our common stock beneficially owned by the stockholder making the recommendation, and certain other information required by our bylaws. to: Beam Therapeutics Inc., 238 Main Street, Cambridge, MA 02142, Attention: Secretary. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this proxy statement under the heading “General Matters – Shareholder Proposals for our 2025 Annual Meeting of Stockholders”, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting of stockholders.

Communication with Directors

Any stockholders or other interested parties desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Board of Directors of Beam Therapeutics Inc., 238 Main Street, Cambridge, MA 02142. All such letters will be promptly forwarded to the appropriate members of our Board or individual directors, as applicable, by our Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of our Board or certain specified individual directors.

EXECUTIVE OFFICERS

Below is a list of the names, ages as of April 19, 2024 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position
John Evans	46	Chief Executive Officer and Director
Giuseppe Ciaramella, Ph.D.	55	President
Terry-Ann Burrell	47	Chief Financial Officer and Treasurer
Christine Bellon, Ph.D.	59	Chief Legal Officer and Secretary
Amy Simon, M.D.	60	Chief Medical Officer

Executive Officer Biographies

The biographical information pertaining to Mr. Evans, who is a director and executive officer of our Company, is included under “Director Biographies,” above.

Giuseppe Ciaramella, Ph.D., has served as our President since January 2020 and also previously served as our Chief Scientific Officer from February 2018 to February 2023. Dr. Ciaramella has 25 years of drug discovery experience across different therapeutic modalities, from small molecule, to biologics, to advanced medicinal products, such as mRNA. Since March 2022, Dr. Ciaramella has served as the interim Chief Executive Officer and as a member of the board of directors of Orbital Therapeutics, Inc. Prior to joining Beam, Dr. Ciaramella was the Chief Scientific Officer of the Infectious Diseases division of Moderna Therapeutics, a biopharmaceutical company, from 2014 until February 2018, where he was instrumental in generating some of the first LNP-encapsulated, mRNA vaccines to be dosed in humans, which technology formed the backbone of its authorized vaccine for the prevention of COVID-19. From 2011 until 2014, Dr. Ciaramella served as Executive Director at AstraZeneca, a biopharmaceutical company, where he led their small molecule antiviral strategy. Between 2010 and 2011 he served as Vice President and Head of Collaborative Research at Boehringer Ingelheim, a pharmaceutical company, where he had responsibility for external research. Prior to Boehringer Ingelheim, he spent 14 years at Pfizer, Inc., a biopharmaceutical company, in the United Kingdom where he held several leadership positions, including head of Biotherapeutics, head of Antivirals and head of the Hit Discovery Group. Dr. Ciaramella is a member of the Infectious Diseases Society of America and of the American Society of Gene Therapy. Dr. Ciaramella holds a Ph.D. in Biochemistry from University College London.

Terry-Ann Burrell has served as our Chief Financial Officer since August 2019 and also as our Treasurer since September 2019. From May 2008 to August 2019, Ms. Burrell worked at J.P. Morgan Securities LLC, where she most recently served as Managing Director. Ms. Burrell was responsible for deal execution across both mergers and acquisitions and capital markets. In her role, she advised biotechnology and pharmaceutical companies on strategic considerations, including mergers and acquisitions, initial public and secondary offerings and valuation analysis. Ms. Burrell currently serves on the board of directors of Recursion Pharma, a biotherapeutics company. Ms. Burrell holds a bachelor’s degree from Harvard College and an MBA from New York University’s Leonard N. Stern School of Business.

Christine Bellon, Ph.D., has served as our Chief Legal Officer since April 2019. Prior to joining Beam, she served as Senior Vice President, General Counsel and Corporate Secretary for Forma Therapeutics from October 2017 until April 2019. Prior to Forma, Dr. Bellon was Senior Vice President of Legal Affairs for Relay Therapeutics from July 2016 until October 2017. Prior to Relay, she served as Vice President of Legal Affairs and Corporate Secretary at Blueprint Medicines. Earlier in her career, Dr. Bellon practiced law and served in legal leadership roles at Hydra Biosciences and Infinity Pharmaceuticals. Dr. Bellon holds a B.S. in chemistry from Yale University; a Ph.D. in organic chemistry from the Massachusetts Institute of Technology, where she did research in the laboratory of K. Barry Sharpless; and a J.D. from Columbia Law School. Dr. Bellon is a trustee of the Boston Museum of Science.

Amy Simon, M.D., has served as our Chief Medical Officer since March 2021. From April 2010 to March 2021, Dr. Simon worked at Alnylam Pharmaceuticals in roles with increasing responsibility for the clinical development of RNAi-based medicines, most recently as Vice President of Clinical Development. Previously, Dr. Simon served as a professor and a director of the Asthma Center in the Pulmonary and Critical Care Division at Tufts University School of Medicine and as a professor at Tufts Graduate School of Biomedical Science, where her laboratory conducted basic science research on asthma. She began her career in clinical practice, training as a resident in internal medicine and as a fellow in pulmonary and critical care medicine at Tufts Medical Center. Dr. Simon holds a B.A. in history and science from Harvard University, and an M.D. from Tufts University School of Medicine.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the philosophy, objectives and structure of our 2023 executive compensation program and includes discussion and background information regarding the compensation of our NEOs. This information is intended to be read in conjunction with the section titled “Executive Compensation” immediately following this section, which provide further historical compensation information.

Our NEOs for 2023 were:

•
John Evans, our Chief Executive Officer (“CEO”);
•
Giuseppe Ciaramella, Ph.D., our President;
•
Terry-Ann Burrell, our Chief Financial Officer (“CFO”);
•
Christine Bellon, our Chief Legal Officer (“CLO”); and
•
Amy Simon, our Chief Medical Officer (“CMO”).

Executive Summary

2023 Business Highlights

We are committed to establishing the leading, fully integrated platform for precision genetic medicines. Our vision is to provide life-long cures to patients suffering from serious diseases. To achieve this vision, we have assembled a platform that includes a suite of gene editing and delivery technologies as well as internal manufacturing capabilities.

In 2023, we made significant progress toward achieving our vision:

•
We dosed and successfully achieved engraftment in the first patient in our Phase 1/2 clinical trial designed to assess the safety and efficacy of BEAM-101 for the treatment of severe sickle cell disease, which we refer to as our BEACON trial.
•
We made significant enrollment progress in our BEACON trial, supporting an expected clinical data readout in the second half of 2024.
•
We submitted a Clinical Trial Authorisation Application, which was subsequently cleared, for BEAM-302, an in vivo base editor, as a potential treatment for patients with alpha-1 antitrypsin deficiency.
•
We presented preclinical data demonstrating the ability of BEAM-301, our in vivo base editing candidate for the treatment of Glycogen Storage Disease Type 1a, to directly and durably correct the R83C mutation in rodents, with an ongoing significant survival benefit one year after the initial dosing.
•
We dosed the first patient in our Phase 1/2 clinical trial designed to evaluate the safety and efficacy of BEAM-201 for the treatment of relapsed/refractory T-cell acute lymphoblastic leukemia/T cell lymphoblastic lymphoma.
•
We continued to advance our ESCAPE program, which seeks to avoid toxicity challenges associated with hematopoietic stem cell transplant conditioning, and anticipate initiating Phase 1-enabling preclinical studies for the ESCAPE sickle cell disease program in 2024.
•
We sold certain rights under our amended collaboration and license agreement with Verve Therapeutics, Inc. to Eli Lilly and Company for a total of up to $600 million in potential deal consideration.
•
We initiated current good manufacturing practice operations at our 100,000 square foot North Carolina manufacturing facility.

Compensation Program Overview

The fundamental philosophy of our executive compensation program set by our compensation committee is pay for performance. We have also designed our compensation program to balance performance-based compensation over the short and long term to incentivize decisions and actions that promote stockholder value and focus our executives on performance that benefits our stockholders, while discouraging inappropriate risk-taking behaviors. As described in more detail below, key elements of our compensation program include the following fixed and variable compensation elements:

Compensation Elements	Purpose	Features

Base Salary	To attract, motivate and retain superior executive talent with stable financial compensation.	Fixed component of pay based on responsibilities, experience, individual contributions and peer company data.

Annual Performance- Based Cash Bonus	To reward the achievement of annual performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention.	Variable component of pay based on annual quantitative and qualitative achievement of corporate business objectives.

Long-Term Equity Incentives	To motivate and retain executives to achieve multi-year strategic goals while aligning their interests with those of stockholders through long-term incentives linked to value creation.	Long-term variable compensation incentive in the form of stock options and restricted stock units (“RSUs”).

In addition to our direct compensation elements, the following features of our compensation program are designed to align with stockholder interests and best practices, achieve our compensation philosophy and support our business goals:

	What We Do		What We Don’t Do

☑	Align compensation with performance	☒	Guarantee salary increases, bonuses, or equity awards
☑	Compensate primarily through variable, at-risk incentive pay	☒	Provide excessive severance payments
☑	Set challenging corporate performance goals	☒	Provide excessive perquisites
☑	Consult with an independent compensation advisor on compensation levels and practices	☒	Provide tax gross-up payments for any change-in-control payments
☑	Maintain a compensation committee with independent directors	☒	Stock option re-pricings without shareholder approval
☑	Use an industry-specific peer group tailored to current market capitalization and stage of development and verifiable market data to determine competitive pay	☒	Supplemental executive retirement plans
☑	Set challenging short- and long-term incentive program goals
☑	Responsibly use shares under our long-term incentive program
☑	Grant equity awards with meaningful vesting periods
☑	Provide market-competitive benefits for executives which are consistent with the rest of our employees
☑	Maintain robust anti-hedging and anti-pledging policies

Compensation Philosophy and Objectives

Our compensation committee believes a well-designed compensation program should align executive interests with stockholder interests by supporting achievement of our primary business goals, as well as the attraction and retention of employees whose talents, expertise, leadership and contributions are expected to sustain growth in long-term stockholder value. Consequently, we are committed to a strong performance orientation in our compensation program. Our compensation committee regularly reviews our compensation practices to ensure that they are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to our employees and directors is fair, reasonable and competitive.

Following our initial public offering in 2020, we have made gradual changes to our executive compensation program to adopt practices that are appropriate for our status as a publicly traded company as well as changes in our business and industry. Our compensation committee and Board believe it appropriate to continue to fine tune our executive compensation program but generally have avoided dramatic changes since we became a publicly traded company. Consistent with good governance practices, we work with our independent compensation consultant to regularly review and update our executive compensation program.

Compensation Determination Process

Role of the Compensation Committee and Board of Directors

Our compensation committee is responsible for overseeing the total compensation of our executive officers. In this capacity, our compensation committee designs, implements, determines and approves all compensation for our executive officers. The compensation committee reports to our Board regarding discussions and approvals related to executive compensation matters, seeking input from our Board as appropriate. Board compensation is assessed by the compensation committee and recommendations for changes to Board compensation are recommended to our full Board for approval. The compensation committee’s recommendations regarding executive compensation are based on the committee’s assessment of Company performance and the performance of each individual executive officer, as well as other factors, such as prevailing industry trends and the competitive market for executive talent.

Role of Management

Our CEO and Chief Human Resources Officer (“CHRO”) routinely make recommendations to our compensation committee, attend certain compensation committee meetings and are involved in the process for determining our executive officers’ compensation. Our CEO does not make recommendations as to his own compensation or participate in compensation committee discussion regarding his compensation. The compensation committee reviews the recommendations from our CEO and CHRO, in conjunction with data and recommendations provided by the committee’s independent compensation consultant. The compensation committee then considers these recommendations and may adjust compensation up or down as it determines to be appropriate. The compensation committee will then approve, or make recommendations to our Board to approve, each executive officer’s total compensation, including the individual pay component.

Use of Independent Compensation Consultant

Our compensation committee is authorized to retain the services of one or more compensation consultants in connection with the establishment of our executive compensation programs and related policies. For 2023, our compensation committee engaged Pay Governance LLC (“Pay Governance”) as its independent compensation consultant to advise on executive compensation matters, including overall compensation program design, peer group development and updates, and collecting market data to inform our compensation programs for our executives and members of our Board.

We develop our compensation programs after reviewing publicly available compensation data, and we also subscribe to various global annual and specialized life sciences and general industry surveys on an ongoing basis. Our compensation committee has the authority to select, retain and terminate our compensation consultants, as well as to approve any fees, terms or other conditions of their service. Compensation consultants regularly attend meetings of our compensation committee and report directly to our compensation committee and not to management. When directed to do so by our compensation committee, our compensation consultants also work collaboratively with Company management, including our CEO and CHRO, to develop analyses and proposals for presentations to our compensation committee. Our compensation committee reviews the performance of our independent consultants on an annual basis and determines whether to continue the engagement. Our compensation committee has assessed the independence of Pay Governance consistent with SEC rules and Nasdaq listing standards and has concluded that the engagement of Pay Governance did not raise any conflicts of interest that would prevent this consultant from independently advising our compensation committee.

Compensation-Setting Factors

Our compensation committee considers the factors outlined below when determining and approving both target and actual compensation for our NEOs:

•
our performance against the annual corporate goals established by our compensation committee in consultation with our CEO and CHRO;
•
each NEO’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;
•
the scope of each NEO’s role compared to other similarly-situated executives at the companies in our compensation peer group;
•
the performance of each NEO, based on an assessment of his or her contributions to our overall performance, ability to lead his or her department and work as part of a team, all of which reflect our values;
•
compensation parity among our executive officers;
•
our retention goals;
•
the compensation practices of companies within our compensation peer group;

•
the results of our stockholders' advisory "say-on-pay" votes; and
•
our CEO’s and CHRO's recommendations with respect to the compensation of our other executive officers.

These factors provide the framework for compensation decisions for each of our NEOs. Our compensation committee does not assign relative weights or rankings to these factors and does not consider any single factor as determinative when making compensation decisions for our executive officers. Rather, our compensation committee believes it is best to rely on their own knowledge of our business and industry and therefore they use judgment in assessing each of these factors and making compensation decisions.

Say-on-Pay Vote Results

At our 2023 annual meeting of stockholders, we conducted a non-binding advisory vote on the compensation of our NEOs as disclosed in our 2023 proxy statement, commonly referred to as a “say-on-pay” vote. We received substantial support for our compensation practices, with approximately 96% of the votes cast on this proposal cast in favor of the compensation paid to our NEOs. Our compensation committee and Board take the “say-on-pay” voting results into account in determining the compensation of our NEOs. Our compensation committee and Board believe that the strong level of support evidenced by last year’s “say on pay” vote indicates that the design of our current executive compensation program is aligned with what stockholders believe will create long-term stockholder value. Accordingly, the compensation committee decided to maintain our general approach to executive compensation in 2024, in part, as a result of the 2023 “say-on-pay” vote. Our compensation committee and Board will continue to consider stockholder input and proactively monitor our compensation program to ensure it continues to align the interests of our NEOs with the interests of our stockholders.

Use of a Peer Group

Our compensation committee approves a peer group of companies as a reference to provide a broad perspective on competitive pay levels and practices within our industry. The peers are reviewed on an annual basis in light of the fast-moving changes in our business and our industry. We undertake this review with the assistance and recommendations of our compensation consultant.

In September 2022, our compensation committee approved a peer group for use in making 2023 compensation decisions. Our compensation committee used the following guidelines in determining the appropriate peers:

•
companies whose industry, therapeutic focus, number of employees, stage of development and market capitalization are similar, though not necessarily identical, to ours;
•
companies against which we believe that we compete with for executive talent; and
•
public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Our peer group for 2023 was comprised of the following companies:

Allogene Therapeutics, Inc.	Denali Therapeutics	IVERIC bio, Inc.
Apellis Pharmaceuticals, Inc.	Editas Medicine, Inc.	Lyell Immunopharma, Inc.
Arrowhead Pharmaceuticals, Inc.	Fate Therapeutics Inc.	Mirati Therapeutics, Inc.
Blueprint Medicines Corp.	ImmunityBio, Inc.	Rocket Pharmaceuticals, Inc.
BridgeBio Pharma Inc.	Iovance Biotherapeutics, Inc.	Sana Biotechnology, Inc.
CRISPR Therapeutics AG	Intellia Therapeutics, Inc.	Verve Therapeutics, Inc.

We set target cash and equity compensation after reviewing the compensation paid to executives within our compensation peer group and considering other market information. We target cash and equity compensation for our executives to be aligned with executives in our compensation peer group; however, our own performance and the individual performance of our executive officers informs decisions on compensation. In setting actual compensation levels, our compensation committee considers the executive’s experience, performance levels, existing equity holdings and market factors as deemed appropriate.

Pay Components

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our NEOs. None of our NEOs is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. On an annual basis, our compensation committee reviews and evaluates the need for adjustment of the base salaries of our executive officers based on, among other things, changes and expected changes in the scope of an executive officer’s responsibilities, including promotions, the individual contributions made by and performance of the executive officer during the prior year, our overall growth and development as a company and general salary or other market trends in our industry.

In December 2022, our compensation committee approved salary increases for each of our NEOs based on a review of market data provided by Pay Governance, the current compensation levels of our NEOs and our performance against our 2022 corporate performance goals. The table below sets forth the adjustments to base salary, in dollars, for each of our NEOs:

Name	2022 Base Salary ($)	2023 Base Salary ($)
John Evans	650,000	685,000
Giuseppe Ciaramella, Ph.D.	585,000	615,000
Terry-Ann Burrell	480,000	505,000
Christine Bellon, Ph.D.	440,000	470,000
Amy Simon, M.D.	470,000	495,000

Annual Performance-Based Cash Bonuses

Our Board has adopted a cash incentive plan that provides for cash bonus payments to eligible executives based upon the attainment of corporate performance goals established by our compensation committee for the company during the first quarter of the applicable fiscal year. We believe this bonus plan provides incentives that motivate and reward achievement of performance goals that directly correlate to enhancement of stockholder value, consistent with our compensation philosophy. Each executive officer who is selected to participate in the cash incentive plan has a target award opportunity set for each performance period. We do not establish threshold or maximum payments under our bonus plan, as our compensation committee believes it is appropriate to retain discretion in determining bonus amounts.

Our performance goals vary from year to year. For 2023, these included:

•
clinical goals to advance our lead programs toward regulatory filings and patient dosing;
•
research and development goals to advance numerous programs in our early-stage pipeline;
•
manufacturing goals to ensure our internal facilities are prepared for initiation of clinical trials;
•
organizational goals to attract and retain high performing talent; and
•
financial goals to extend our cash runway and operate within budget.

Our compensation committee and our Board review our achievement of the performance goals in their totality, considering our overall performance for the year, and come to a general, subjective conclusion as to whether the performance goals were met, and whether there were any other extraordinary factors that should be considered in determining the amount of bonus earned for the year. Our compensation committee and our Board believe that maintaining discretion to evaluate corporate performance at the close of the year based on the totality of the circumstances, and the discretion to award or fail to award bonus compensation without reliance on rote calculations under set formulas is appropriate in responsibly discharging their duties.

Based on our strong corporate performance in 2023 in relation to our goals, our compensation committee determined that all of our employees, including our NEOs, would receive bonuses in the amount of 105% of their targets. The cash incentive plan payments for each of our NEOs for 2023 was as follows:

Name	Target Award (% of Base Salary)	2023 Target Cash Incentive Payment ($)	2023 Actual Cash Incentive Payment ($)
John Evans	60%	411,000	431,550
Giuseppe Ciaramella, Ph.D.	50%	307,500	322,875
Terry-Ann Burrell	40%	202,000	212,100
Christine Bellon, Ph.D.	40%	188,000	197,400
Amy Simon, M.D.	40%	198,000	207,900

Long-Term Equity Incentives

We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention.

Prior to 2021, we typically used stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and on an annual basis as our executive officers continue their employment. In March 2021, we incorporated RSUs as part of our equity compensation program and began to grant a combination of stock options and RSUs at a fixed ratio of two option shares for each RSU. Our compensation committee structured the mix of equity vehicles and the relative weight assigned to each type of award to motivate stock price appreciation over the long term through stock options, which deliver value only if the stock price increases, and to ensure some amount of value delivery through the RSUs, which are complementary because they have upside potential but deliver some value even during periods of stock price or market underperformance, while also reinforcing an ownership culture and commitment to us. In deciding to incorporate RSUs into our equity incentive compensation program, our compensation committee considered a host of factors, including annual long-term incentive values, annual equity awards expressed as a percent of total shares outstanding, total annual and cumulative dilution, the retentive value of outstanding awards, total equity ownership and the equity compensation practices of other companies in our industry that compete with us for talent.

In determining the size of the equity awards granted to our NEOs, our compensation committee, with assistance from our compensation consultant, considers our company performance, individual performance, the potential for enhancing the creation of value for our stockholders, our broader organizational equity needs and overall dilution, as well as industry and peer group practices. We evaluate our equity award program on an annual basis to ensure that it appropriately links to our long-term performance by aligning the interests of our executives and our stockholders, remains competitive with industry and peer practices and is consistent with our overall equity needs and dilution levels.

In January 2023, our compensation committee approved the grant of stock options and RSUs to our NEOs in the amounts set forth in the table below.

Name	Option Award (# shares)	RSU Award (# shares)	Grant Date Fair Value of Option and RSU Awards ($)(1)
John Evans	112,500	56,250	5,145,874
Giuseppe Ciaramella, Ph.D.	40,000	20,000	1,829,644
Terry-Ann Burrell	40,000	20,000	1,829,644
Christine Bellon, Ph.D.	35,000	17,500	1,600,939
Amy Simon, M.D.	40,000	20,000	1,829,644
(1)
These amounts represent the aggregate grant date fair value of awards approved in January 2023, computed in accordance with the rules of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ACS 718”), excluding the effect of estimated forfeitures. The assumptions used to value the awards granted for this purpose are set forth in Note 13, Stock option and grant plan, to our audited financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Severance and Change in Control Benefits

As discussed under “Executive Compensation” below, we offer our executives severance benefits in connection with certain termination events, as well as benefits in connection with change-in-control situations, as we believe such compensation protections are appropriate in light of similar benefits available to executive officers at companies in our compensation peer group. We believe that reasonable and competitive change-in-control payments and benefits are an important part of an executive compensation program to attract and retain senior executives. We also believe such payments and benefits are in the best interests of our stockholders because they incentivize senior executives to achieve stockholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may otherwise lead to the departure or distraction of senior executives to the detriment of our company and our stockholders.

Other Compensation Policies and Practices

Health and Welfare Benefits

Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, life and disability insurance plans and commuting benefits plan, in each case, on the same basis as our other full-time employees. We believe that these competitive health and welfare benefits help ensure that we have a productive and focused workforce.

401(k) Plan

We maintain a tax-qualified 401(k) defined contribution plan that is intended to qualify under Section 401(k) of the Internal Revenue Service Code of 1986, as amended, and any regulations promulgated thereunder (the “Internal Revenue Code”). In general, all of our full-time employees, including our NEOs, are eligible to participate in our 401(k) plan. Our 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce a portion of their current compensation by up to the statutorily prescribed limit and have the amount of the reduction contributed to the 401(k) plan. We provide an employer matching contribution equal to 50% of a participant’s eligible contributions of up to 6% of eligible compensation, subject to certain limits established by the Internal Revenue Code. Our matching contributions are 100% vested when made. Matching contributions made to each of our NEOs are included in the “Executive Compensation—Summary Compensation Table” below. Our 401(k) plan is intended to provide our employees, including our NEOs, with an opportunity for tax-efficient retirement savings and long-term financial security. We do not maintain any defined benefit pension plans, non-qualified deferred compensation plans or other special or supplemental executive retirement programs.

Employee Stock Purchase Plan

Pursuant to our employee stock purchase plan, our full-time employees, including our NEOs, have an opportunity to purchase our common stock at a discount on a tax-preferred basis through payroll deductions. Our employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of our employee stock purchase plan is to encourage our full-time employees, including our NEOs, to become our stockholders and better align their interests with those of our other stockholders.

Perquisites

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. We currently, and may in the future, provide perquisites to our NEOs in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes.

Anti-Hedging and Anti-Pledging Policy

Certain transactions in our securities create a heightened compliance risk or could create the appearance of misalignment between our employees, including our management, and stockholders. As a result, our insider trading policy expressly prohibits all of our employees, including our NEOs, directors and their respective family members and designees, from engaging in speculative transactions in our stock, including buying our securities on margin, borrowing against our securities held in a margin account, engaging in short sales of our securities, buying or selling derivatives on our securities or otherwise engaging in hedging or monetization transactions, including prepaid variable forwards, equity swaps, collars or exchange funds, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Our insider trading policy also prohibits all of our employees, including our NEOs, and our directors from pledging our securities as collateral for a loan.

No Change-in-Control Tax Gross-ups

We do not provide for any tax gross-up payments to our NEOs in connection with changes-in-control.

Accounting and Tax Considerations

We account for equity compensation paid to our employees under FASB ACS 718, which requires us to estimate and record an expense over the service period of any such award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

While our compensation committee generally considers the tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our NEOs in 2023. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers.

Compensation Risk Assessment

Our compensation committee believes that our executive compensation program does not encourage excessive or unnecessary risk taking and, as a result, does not believe that our compensation programs are reasonably likely to have a material adverse effect on us. In reaching these conclusions, our compensation committee considered various factors, including the following:

•
We offer executives a competitive base salary, which we believe mitigates risk-taking behavior by providing reasonable predictability in the base level of income earned by each executive and alleviating pressure on executives to focus solely on our near-term stock price performance or annual bonus awards to the detriment of building long-term stockholder value.
•
We use a mixture of compensation elements intended to be competitive with those offered to similarly-situated executives at comparable companies within our industry, with significant weighting towards long-term incentive compensation, which has retention value and discourages short-term risk taking.
•
Our performance goals for our annual cash bonus awards reflect a balanced mix of performance objectives, to avoid excessive weight on any one goal or performance measure and are intended to be challenging yet attainable, which mitigates the potential that our executives will take excessive risks.
•
To minimize the risk of certain transactions related to our securities, our insider trading policy prohibits all of our employees, including our executive officers, and our directors from engaging in speculative transactions in our stock, including hedging or similar arrangements, put or call options, short sales, pledges and margin purchases related to our stock.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on the review and discussions, our compensation committee recommended to our Board that the “Compensation Discussion and Analysis” section be included in this proxy statement, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Members of the Compensation Committee

Kristina Burow (Chair)
Carole Ho, M.D.
Kathleen Walsh

EXECUTIVE COMPENSATION

This section provides an overview of the compensation awarded to, earned by or paid to our NEOs.

Summary Compensation Table

The following table sets forth the compensation provided to our NEOs for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021, respectively.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
John Evans	2023	685,000	1,722,375	3,423,499	431,550	17,675	6,280,099
CEO	2022	650,000	3,223,125	5,163,300	448,500	11,820	9,496,745
	2021	590,105	5,552,775	7,336,628	421,925	10,542	13,911,975
Giuseppe Ciaramella, Ph.D.	2023	615,000	612,400	1,217,244	322,875	17,675	2,785,194
President	2022	585,000	859,500	1,376,880	336,375	11,820	3,169,575
	2021	500,000	2,001,000	2,643,830	380,250	10,542	5,535,622
Terry-Ann Burrell	2023	505,000	612,400	1,217,244	212,100	11,100	2,557,844
CFO	2022	480,000	859,500	1,376,880	220,800	10,350	2,947,530
	2021	441,000	1,400,700	1,850,681	229,320	17,203	3,938,904
Christine Bellon, Ph.D.	2023	470,000	535,850	1,065,089	197,400	12,675	2,281,013
CLO
Amy Simon, M.D.	2023	495,000	612,400	1,217,244	207,900	12,675	2,545,219
CMO
(1)
The amounts reflect the grant date fair value of RSUs granted during the applicable year, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the RSUs granted in 2023 for this purpose are set forth in Note 13, Stock option and grant plan, to our audited financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(2)
The amounts reported in this column represent the aggregate grant date fair value of an option to purchase shares of our common stock granted during the applicable fiscal year, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the options granted in fiscal years 2021, 2022 and 2023 for this purpose are set forth in Note 13, Stock option and grant plan, to our audited financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(3)
Amounts shown represent each NEO’s annual bonus earned under the Beam Therapeutics Inc. 2019 Cash Incentive Plan based on the attainment of corporate performance goals.
(4)
The amount reported for Mr. Evans for fiscal year 2023 includes sabbatical payments ($5,000), commuting benefits ($1,575), 401(k) matching contributions ($9,900) and a cell phone allowance ($1,200). The amount reported for Dr. Ciaramella for fiscal year 2023 includes sabbatical payments ($5,000), commuting benefits ($1,575), 401(k) matching contributions ($9,900) and a cell phone allowance ($1,200). The amount reported for Ms. Burrell for fiscal year 2023 includes 401(k) matching contributions ($9,900) and a cell phone allowance ($1,200). The amount reported for Dr. Bellon for fiscal year 2023 includes commuting benefits ($1,575), 401(k) matching contributions ($9,900) and a cell phone allowance ($1,200). The amount reported for Dr. Simon for fiscal year 2023 includes commuting benefits ($1,575), 401(k) matching contributions ($9,900) and a cell phone allowance ($1,200).

Agreements with our NEOs

Each of our NEOs is party to an amended and restated employment or letter agreement with us that sets forth the terms and conditions of his or her employment. The material terms of the agreements are described below. The terms “cause,” “good reason” and “change in control” referred to below are defined in each respective NEO’s agreement.

Mr. Evans. Our amended and restated letter agreement with Mr. Evans provides for a fixed base salary and annual bonus, subject to periodic review and adjustment by our compensation committee, with the actual amount of the bonus earned based on the terms of the applicable bonus plan developed by our Board or compensation committee. The letter agreement also provides that, for so long as Mr. Evans serves as our CEO, we will nominate him to serve as a member of our Board at each annual meeting of our stockholders at which his then-current term expires, and, if so elected at such meeting, he will continue to serve as a member of our Board. Mr.

Evans’ amended and restated letter agreement contains a perpetual confidentiality covenant and an assignment of intellectual property covenant. Mr. Evans is also party to an Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement under which he has agreed not to compete with us or solicit our employees, consultants, customers or suppliers during his employment and for one year following his termination of employment and has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant.

Dr. Ciaramella. Our amended and restated employment agreement with Dr. Ciaramella provides for a fixed base salary and annual bonus, subject to periodic review and adjustment by our compensation committee, with the actual amount of the bonus earned based on the terms of the applicable bonus plan developed by our Board or compensation committee. Dr. Ciaramella’s amended and restated employment agreement contains a perpetual confidentiality covenant and an assignment of intellectual property covenant. Dr. Ciaramella is also party to an Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement under which he has agreed not to compete with us or solicit our employees, consultants, customers or suppliers during his employment and for one year following his termination of employment and has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant.

Ms. Burrell. Our amended and restated letter agreement with Ms. Burrell provides for a fixed base salary and annual bonus, subject to periodic review and adjustment by our compensation committee, with the actual amount of the bonus earned based on the terms of the applicable bonus plan developed by our Board or compensation committee. Ms. Burrell is also party to an Employee Non-Solicitation, Confidentiality and Assignment Agreement under which she has agreed not to solicit our employees, independent contractors, customers, vendors or suppliers during her employment and for one year following her termination of employment and has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant.

Dr. Bellon. Our amended and restated letter agreement with Dr. Bellon provides for a fixed base salary and annual bonus, subject to periodic review and adjustment by our compensation committee, with the actual amount of the bonus earned based on the terms of the applicable bonus plan developed by our Board or compensation committee. Dr. Bellon is also party to an Employee Non-Solicitation, Confidentiality and Assignment Agreement under which she has agreed not to solicit our employees, independent contractors, customers, vendors or suppliers during her employment and for one year following her termination of employment and has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant.

Dr. Simon. Our amended and restated letter agreement with Dr. Simon provides for a fixed base salary and annual bonus, subject to periodic review and adjustment by our compensation committee, with the actual amount of the bonus earned based on the terms of the applicable bonus plan developed by our Board or compensation committee. Dr. Simon is also party to an Employee Non-Solicitation, Confidentiality and Assignment Agreement under which she has agreed not to solicit our employees, independent contractors, customers, vendors or suppliers during her employment and for one year following her termination of employment and has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of the individual identified as our paid median employee to the annual total compensation of our principal executive officer. The paragraphs that follow describe our methodology and the resulting pay ratio.

We identified a median employee using our employee population as of December 31, 2023 based on base pay during 2023 and target cash bonus during 2023. We did not make any cost-of-living adjustments or adjustments for part-time employees to calculate what they would have been paid on a full-time basis, nor did we annualize compensation. Once the median employee was identified, we calculated the median employee’s annual total compensation in the same method used to calculate and report our principal executive officer's compensation.

The total compensation for 2023 for our median employee, identified as discussed above, was $305,443. Our principal executive officer’s compensation as reported in the Summary Compensation Table was $6,280,099. Therefore, our pay ratio is approximately 21 to 1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2023.

Name	Grant Date	Date of Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(2) ($)	Grant Date Fair Value of Stock and Option Awards(3) ($)
			Target ($)
John Evans	—	—	411,000	—	—	—	—
	1/31/2023	1/31/2023		—	112,500	43.45	3,423,499
	3/31/2023	3/31/2023		56,250	—	—	1,722,375
Giuseppe Ciaramella, Ph.D.	—	—	307,500	—	—	—	—
	1/31/2023	1/31/2023		—	40,000	43.45	1,217,244
	3/31/2023	3/31/2023		20,000	—	—	612,400
Terry-Ann Burrell	—	—	202,000	—	—	—	—
	1/31/2023	1/31/2023		—	40,000	43.45	1,217,244
	3/31/2023	3/31/2023		20,000	—	—	612,400
Christine Bellon, Ph.D.	—	—	188,000	—	—	—	—
	1/31/2023	1/31/2023		—	35,000	43.45	1,065,089
	3/31/2023	3/31/2023		17,500	—	—	535,850
Amy Simon, M.D.	—	—	198,000	—	—	—	—
	1/31/2023	1/31/2023		—	40,000	43.45	1,217,244
	3/31/2023	3/31/2023		20,000	—	—	612,400
(1)
Amounts shown in the “Target ($)” column reflect the target amount payable to each NEO under our annual cash incentive program as described under “Compensation Discussion and Analysis—Annual Performance-Based Cash Bonuses” above. Actual payments made for 2023 are provided in the “Summary Compensation Table” above. As there are no threshold amounts and no maximum amounts with respect to these performance-based cash payments, the columns “Threshold ($)” and “Maximum ($)” are inapplicable and therefore have been omitted from this table. Each award was made pursuant to our 2019 Cash Bonus Plan.
(2)
The exercise price of these stock options is equal to the per share closing price of our common stock as reported on the Nasdaq Global Select Market on the grant date.
(3)
These amounts represent the aggregate grant date fair value of awards in 2023, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the awards granted for this purpose are set forth in Note 13, Stock option and grant plan, to our audited financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Each award was made pursuant to our 2019 Equity Incentive Plan.

Outstanding Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our NEOs as of December 31, 2023.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/share)	Option Expiration Date		Number of Shares of Stock that Have not Vested (#)		Market Value of Shares of Stock That Have Not Vested(1) ($)
John Evans	—	—	—	—	—		34,688	(2)	944,207
	—	—	—	—	—		42,188	(3)	1,148,357
	—	—	—	—	—		56,250	(4)	1,531,125
	99,336	—	99,336	0.67	5/8/2028	(5)	—		—
	237,141	—	—	1.03	7/13/2028	(6)	—		—
	53,964	—	53,965	4.22	2/13/2029	(7)	—		—
	196,904	—	—	7.22	5/17/2029	(8)	—		—
	95,390	43,360	—	80.04	3/31/2031	(9)	—		—
	53,906	58,594	—	69.21	1/31/2032	(10)	—		—
	25,781	86,719	—	43.45	1/31/2033	(11)	—		—
Giuseppe Ciaramella, Ph.D.	—	—	—	—	—		12,500	(12)	340,250
	—	—	—	—	—		11,250	(13)	306,225
	—	—	—	—	—		20,000	(14)	544,400
	—	27,317	27,318	0.67	5/8/2028	(15)	—		—
	60,005	—	—	0.67	5/8/2028	(16)	—		—
	85,946	—	—	1.03	7/13/2028	(17)	—		—
	—	12,978	12,979	4.22	2/13/2029	(18)	—		—
	19,002	—	—	7.22	5/17/2029	(19)	—		—
	1,457	—	—	7.22	5/31/2029	(20)	—		—
	411,025	21,288	—	17.00	2/5/2030	(21)	—		—
	34,375	15,625	—	80.04	3/31/2031	(22)	—		—
	14,375	15,625	—	69.21	1/31/2032	(23)	—		—
	9,166	30,834	—	43.45	1/31/2033	(24)	—		—
Terry-Ann Burrell	—	—	—	—	—		8,750	(25)	238,175
	—	—	—	—	—		11,250	(26)	306,225
	—	—	—	—	—		20,000	(27)	544,400
	185,565	—	—	13.68	8/31/2029	(28)	—		—
	24,062	10,938	—	80.04	3/31/2031	(29)	—		—
	14,375	15,625	—	69.21	1/31/2032	(30)	—		—
	9,166	30,834	—	43.45	1/31/2033	(31)	—		—
Christine Bellon, Ph.D.	—	—	—	—	—		6,250	(32)	170,125
	—	—	—	—	—		2,500	(33)	68,050
	—	—	—	—	—		11,250	(34)	306,225
	—	—	—	—	—		8,334	(35)	226,851
	—	—	—	—	—		17,500	(36)	476,350
	9,492	—	—	7.22	5/16/2029	(37)	—		—
	10,918	—	—	7.22	5/17/2029	(38)	—		—
	16,146	7,813	—	80.04	3/31/2031	(39)	—		—
	5,833	4,167	—	110.92	8/31/2031	(40)	—		—
	14,375	15,625	—	69.21	1/31/2032	(41)	—		—
	8,333	16,667	—	39.11	12/30/2032	(42)	—		—
	8,020	26,980	—	43.45	1/31/2033	(43)	—		—
Amy Simon, M.D.	—	—	—	—	—		29,875	(44)	813,197
	—	—	—	—	—		11,250	(45)	306,225
	—	—	—	—	—		3,750	(46)	102,075
	—	—	—	—	—		20,000	(47)	544,400

54,656	24,844	—	80.04	3/31/2031	(48)	—	—
14,375	15,625	—	69.21	1/31/2032	(49)	—	—
3,750	6,250	—	38.71	6/30/2032	(50)	—	—
9,166	30,834	—	43.45	1/31/2033	(51)	—	—
(1)
Based on the per share closing price of a share of our common stock on the Nasdaq Global Select Market on December 29, 2023 ($27.22).
(2)
Represents 69,375 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2021, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Mr. Evans’ continued employment with us through the applicable vesting date.
(3)
Represents 56,250 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2022, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Mr. Evans’ continued employment with us through the applicable vesting date.
(4)
Represents 56,250 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2023, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Mr. Evans’ continued employment with us through the applicable vesting date.
(5)
Represents an option to purchase 198,672 shares of our common stock granted on May 8, 2018, which vests as to 50% of the underlying shares upon the achievement of certain development milestones related to gene editing applications and as to 50% of the underlying shares upon the achievement of a closing price hurdle following our IPO (which closing price hurdle has been achieved), in each case, generally subject to Mr. Evan’s continued employment with us through such dates. In April 2024, the Board determined that the performance condition had been successfully achieved.
(6)
Represents an option to purchase 539,645 shares of our common stock granted on July 13, 2018, which vested as to 25% of the underlying shares on January 8, 2019 and vested in 36 equal monthly installments thereafter.
(7)
Represents an option to purchase 107,929 shares of our common stock granted on February 13, 2019, which vests as to 50% of the underlying shares upon the achievement of certain development milestones related to gene editing applications and as to 50% of the underlying shares upon the achievement of a closing price hurdle following our IPO (which closing price hurdle has been achieved), in each case, generally subject to Mr. Evans' continued employment with us through such dates. In April 2024, the Board determined that the performance condition had been successfully achieved.
(8)
Represents an option to purchase 223,000 shares of our common stock granted on May 17, 2019, which vested as to 25% of the underlying shares on October 1, 2020 and vested in 36 equal monthly installments thereafter.
(9)
Represents an option to purchase 138,750 shares of our common stock granted on March 31, 2021, which vests in 48 equal monthly installments, generally subject to Mr. Evans’ continued employment with us through the applicable vesting date.
(10)
Represents an option to purchase 112,500 shares of our common stock granted on January 31, 2022, which vests in 48 equal monthly installments, generally subject to Mr. Evans' continued employment with us through the applicable vesting date.
(11)
Represents an option to purchase 112,500 shares of our common stock granted on January 31, 2023, which vests in 48 equal monthly installments, generally subject to Mr. Evans' continued employment with us through the applicable vesting date.
(12)
Represents 25,000 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2021, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Dr. Ciaramella’s continued employment with us through the applicable vesting date.
(13)
Represents 15,000 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2022, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Dr. Ciaramella’s continued employment with us through the applicable vesting date.
(14)
Represents 20,000 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2023, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Dr. Ciaramella’s continued employment with us through the applicable vesting date.
(15)
Represents an option to purchase 54,635 shares of our common stock granted on May 8, 2018, which vests as to 50% of the underlying shares upon the achievement of certain development milestones related to gene editing applications and as to 50% of the underlying shares upon the achievement of a closing price hurdle following our IPO (which closing price hurdle has been achieved), in each case, generally subject to Dr. Ciaramella’s continued employment with us through such dates. In April 2024, the Board determined that the performance condition had been successfully achieved.
(16)
Represents an option to purchase 273,175 shares of our common stock granted on May 8, 2018, which vested as to 25% of the underlying shares on February 26, 2019 and vested in 36 equal monthly installments thereafter.
(17)
Represents an option to purchase 129,788 shares of our common stock granted on July 13, 2018, which vested as to 25% of the underlying shares on February 26, 2019 and vested in 36 equal monthly installments thereafter.
(18)
Represents an option to purchase 25,957 shares of our common stock granted on February 13, 2019, which vests as to 50% of the underlying shares upon the achievement of certain development milestones related to gene editing applications and as to 50% of the underlying shares upon the achievement of a closing price hurdle following our IPO (which closing price hurdle has been achieved), in each case, generally subject to Dr. Ciaramella’s continued employment with us through such dates. In April 2024, the Board determined that the performance condition had been successfully achieved.
(19)
Represents an option to purchase 121,646 shares of our common stock granted on May 17, 2019, which vested as to 25% of the underlying shares on October 1, 2020 and vested in 36 equal monthly installments thereafter.
(20)
Represents an option to purchase 23,303 shares of our common stock granted on May 31, 2019, which vested as to 25% of the underlying shares on October 1, 2020 and vested in 36 equal monthly installments thereafter.
(21)
Represents an option to purchase 510,893 shares of our common stock granted on February 5, 2020, which vested as to 25% of the underlying shares on February 5, 2021 and vested in 36 equal monthly installments thereafter.
(22)
Represents an option to purchase 50,000 shares of our common stock granted on March 31, 2021, which vests in 48 equal monthly installments, generally subject to Dr. Ciaramella’s continued employment with us through the applicable vesting date.
(23)
Represents an option to purchase 30,000 shares of our common stock granted on January 31, 2022, which vests in 48 equal monthly installments, generally subject to Dr. Ciaramella’s continued employment with us through the applicable vesting date.
(24)
Represents an option to purchase 40,000 shares of our common stock granted on January 31, 2023, which vests in 48 equal monthly installments, generally subject to Dr. Ciaramella’s continued employment with us through the applicable vesting date.
(25)
Represents 17,500 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2021, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Ms. Burrell’s continued employment with us through the applicable vesting date.
(26)
Represents 15,000 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2022, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Ms. Burrell’s continued employment with us through the applicable vesting date.
(27)
Represents 20,000 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2023, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Ms. Burrell’s continued employment with us through the applicable vesting date.
(28)
Represents an option to purchase 390,250 shares of our common stock granted on August 31, 2019, which vested as to 25% of the underlying shares on August 20, 2020 and vested in 36 equal monthly installments thereafter.
(29)
Represents an option to purchase 35,000 shares of our common stock granted on March 31, 2021, which vests in 48 equal monthly installments, generally subject to Ms. Burrell’s continued employment with us through the applicable vesting date.
(30)
Represents an option to purchase 30,000 shares of our common stock granted on January 31, 2022, which vests in 48 equal monthly installments, generally subject to Ms. Burrell’s continued employment with us through the applicable vesting date.
(31)
Represents an option to purchase 40,000 shares of our common stock granted on January 31, 2023, which vests in 48 equal monthly installments, generally subject to Ms. Burrell’s continued employment with us through the applicable vesting date.
(32)
Represents 12,500 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2021, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Dr. Bellon's continued employment with us through the applicable vesting date.

(33)
Represents 5,000 RSUs, each representing the right to receive one share of our common stock, granted on September 30, 2021, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Dr. Bellon's continued employment with us through the applicable vesting date.
(34)
Represents 15,000 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2022, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Dr. Bellon's continued employment with us through the applicable vesting date.
(35)
Represents 12,500 RSUs, each representing the right to receive one share of our common stock, granted on December 30, 2022, which vest in equal annual installments on the first three anniversaries of the grant date, generally subject to Dr. Bellon's continued employment with us through the applicable vesting date.
(36)
Represents 17,500 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2023, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Dr. Bellon's continued employment with us through the applicable vesting date.
(37)
Represents an option to purchase 100,350 shares of our common stock granted on May 16, 2019, which vested as to 25% of the underlying shares on the first anniversary of the grant date and vested in 36 equal monthly installments thereafter.
(38)
Represents an option to purchase 42,704 shares of our common stock granted on May 17, 2019, which vested as to 25% of the underlying shares on the first anniversary of the grant date and vested in 36 equal monthly installments thereafter.
(39)
Represents an option to purchase 25,000 shares of our common stock granted on March 31, 2021, which vests in 48 equal monthly installments, generally subject to Dr. Bellon's continued employment with us through the applicable vesting date.
(40)
Represents an option to purchase 10,000 shares of our common stock granted on August 31, 2021, which vests in 48 equal monthly installments, generally subject to Dr. Bellon's continued employment with us through the applicable vesting date.
(41)
Represents an option to purchase 30,000 shares of our common stock granted on January 31, 2022, which vests in 48 equal monthly installments, generally subject to Dr. Bellon’s continued employment with us through the applicable vesting date.
(42)
Represents an option to purchase 25,000 shares of our common stock granted on December 30, 2022, which vests in 36 equal monthly installments, generally subject to Dr. Bellon's continued employment with us through the applicable vesting date.
(43)
Represents an option to purchase 35,000 shares of our common stock granted on January 31, 2023, which vests in 48 equal monthly installments, generally subject to Dr. Bellon's continued employment with us through the applicable vesting date.
(44)
Represents 59,750 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2021, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Dr. Simon's continued employment with us through the applicable vesting date.
(45)
Represents 15,000 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2022, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Dr. Simon's continued employment with us through the applicable vesting date.
(46)
Represents 5,000 RSUs, each representing the right to receive one share of our common stock, granted on June 30, 2022, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Dr. Simon's continued employment with us through the applicable vesting date.
(47)
Represents 20,000 RSUs, each representing the right to receive one share of our common stock, granted on March 31, 2023, which vest in equal annual installments on the first four anniversaries of the grant date, generally subject to Dr. Simon's continued employment with us through the applicable vesting date.
(48)
Represents an option to purchase 79,500 shares of our common stock granted on March 31, 2021, which vested as to 25% of the underlying shares on the first anniversary of the grant date and vests in 36 equal monthly installments thereafter, generally subject to Dr. Simon's continued employment with us through the applicable vesting date.
(49)
Represents an option to purchase 30,000 shares of our common stock granted on January 31, 2022, which vests in 48 equal monthly installments, generally subject to Dr. Simon's continued employment with us through the applicable vesting date.
(50)
Represents an option to purchase 10,000 shares of our common stock granted on June 30, 2022, which vests in 48 equal monthly installments, generally subject to Dr. Simon's continued employment with us through the applicable vesting date.

(51)
Represents an option to purchase 40,000 shares of our common stock granted on January 31, 2023, which vests in 48 equal monthly installments, generally subject to Dr. Simon's continued employment with us through the applicable vesting date.

Options Exercised and Stock Vested

The following table sets forth, for each of our NEOs, information with respect to the exercise of stock options or vesting of stock awards during the fiscal year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
John Evans	13,850	324,090	31,406	961,652
Giuseppe Ciaramella, Ph.D.	237,119	5,805,709	10,000	306,200
Terry-Ann Burrell	97,376	3,058,644	8,125	248,788
Christine Bellon, Ph.D.	18,941	437,817	12,291	353,974
Amy Simon, M.D.	—	—	19,938	612,139
(1)
The value realized upon the exercise of stock option awards does not represent proceeds from any sale of any common stock acquired upon exercise but is determined by multiplying the number of shares acquired upon exercise by the difference between the per share exercise price of the option and the per share closing price of our common stock on the Nasdaq Global Select Market on each day of exercise.
(2)
Represents RSUs that vested during fiscal year 2023.
(3)
The value realized upon vesting of restricted stock is calculated by multiplying the number of shares of restricted stock vested by the per share closing price of our common stock on the Nasdaq Global Select Market on the applicable vest date.

Severance Upon Termination of Employment; Change in Control

Mr. Evans. Under his amended and restated letter agreement, if Mr. Evans’s employment is terminated by us without cause or by him for good reason, he will be entitled to receive (i) continued payment of his base salary for a period of 12 months, (ii) an amount equal to his target annual bonus for the year of termination, pro-rated to reflect the portion of the calendar year during which he was employed, (iii) continued vesting for 12 months of any unvested equity awards, (iv) extended exercisability of the options granted to him on May 8, 2018 and July 13, 2018 until the earlier of the expiration of the original term and the date that is 24 months following his termination and (v) payment of his full COBRA premiums for 12 months following his termination (or, if earlier, until the date on which Mr. Evans becomes eligible for coverage under a subsequent employer’s medical plan), subject to his eligibility for, and timely election of, COBRA coverage.

In the event of a change in control, any unvested equity awards held by Mr. Evans, other than the portion of such equity awards that would otherwise have vested during the six-month period following such change in control (referred to as the “carved-out equity”), will become fully vested and exercisable. The carved-out equity will remain outstanding and eligible to vest in accordance with its terms. Under his amended and restated letter agreement, if Mr. Evans’s employment is terminated by us without cause or by him for good reason within 12 months following or within 30 days immediately prior to the change in control, he will be entitled to receive (i) continued payment of his base salary for a period of 18 months following termination, (ii) an amount equal to 1.5 multiplied by his target annual bonus for the year of termination, (iii) immediate vesting of any unvested equity awards, (iv) extended exercisability of the options granted to him on May 8, 2018 and July 13, 2018 until the earlier of the expiration of the original term and the date that is 24 months following his termination and (v) payment of his full COBRA premiums for 18 months following his termination (or, if earlier, until the date on which Mr. Evans becomes eligible for coverage under a subsequent employer’s medical plan), subject to his eligibility for, and timely election of, COBRA coverage.

Dr. Ciaramella. Under his amended and restated employment agreement, if Dr. Ciaramella’s employment is terminated by us without cause or by him for good reason, he will be entitled to receive (i) continued payment of his base salary for a period of 12 months, (ii) an amount equal to his target annual bonus for the year of termination, pro-rated to reflect the portion of the calendar year during which he was employed, (iii) continued vesting for 12 months of any unvested equity awards and (iv) payment of his full COBRA premiums for 12 months following his termination (or, if earlier, until the date on which Dr. Ciaramella becomes eligible for coverage under a subsequent employer’s medical plan), subject to his eligibility for, and timely election of, COBRA coverage.

In the event of a change in control, 50% of the unvested equity awards held by Dr. Ciaramella, other than the portion of such equity awards that would otherwise have vested during the six-month period following such change in control (referred to as the “carved-out equity”), will become fully vested and exercisable. The carved-out equity will remain outstanding and eligible to vest in accordance with its terms. Under his amended and restated employment agreement, if Dr. Ciaramella’s employment is terminated by us without cause or by him for good reason within 12 months following or within 30 days immediately prior to the change in control, he will be entitled to receive (i) continued payment of his base salary for a period of 12 months, (ii) an amount equal to his target annual bonus for the year of termination, (iii) immediate vesting of any unvested equity awards and (iv) payment of his full COBRA premiums for 12 months following his termination (or, if earlier, until the date on which Dr. Ciaramella becomes eligible for coverage under a subsequent employer’s medical plan), subject to his eligibility for, and timely election of, COBRA coverage.

Ms. Burrell. Under her amended and restated letter agreement, if Ms. Burrell’s employment is terminated by us without cause, she will be entitled to receive (i) continued payment of her base salary for a period of 12 months and (ii) payment of a portion of her COBRA premiums for 12 months following her termination (or, if earlier, until the date on which Ms. Burrell becomes eligible for coverage under a subsequent employer’s medical plan) in an amount equal to the employer portion of such premiums for active employees, subject to her eligibility for, and timely election of, COBRA coverage.

Under her amended and restated letter agreement, if Ms. Burrell’s employment is terminated by us without cause or by her for good reason within 12 months following or within 30 days immediately prior to a change in control, she will be entitled to receive (i) continued payment of her base salary for a period of 12 months following termination, (ii) an amount equal to her target annual bonus for the year of termination, (iii) immediate vesting of any unvested equity awards and (iv) payment of a portion of her COBRA premiums for 12 months (or, if earlier, until the date on which Ms. Burrell becomes eligible for coverage under a subsequent employer’s medical plan) in an amount equal to the employer portion of such premiums for active employees, subject to her eligibility for, and timely election of, COBRA coverage.

Dr. Bellon. Under her amended and restated letter agreement, if Dr. Bellon’s employment is terminated by us without cause, she will be entitled to receive (i) continued payment of her base salary for a period of 12 months and (ii) payment of a portion of her COBRA premiums for 12 months following her termination (or, if earlier, until the date on which Dr. Bellon becomes eligible for coverage under a subsequent employer’s medical plan) in an amount equal to the employer portion of such premiums for active employees, subject to her eligibility for, and timely election of, COBRA coverage.

Under her amended and restated letter agreement, if Dr. Bellon's employment is terminated by us without cause or by her for good reason within 12 months following or within 30 days immediately prior to a change in control, she will be entitled to receive (i) continued payment of her base salary for a period of 12 months following termination, (ii) an amount equal to her target annual bonus for the year of termination, (iii) immediate vesting of any unvested equity awards and (iv) payment of a portion of her COBRA premiums for 12 months (or, if earlier, until the date on which Dr. Bellon becomes eligible for coverage under a subsequent employer’s medical plan) in an amount equal to the employer portion of such premiums for active employees, subject to her eligibility for, and timely election of, COBRA coverage.

Dr. Simon. Under her amended and restated letter agreement, if Dr. Simon’s employment is terminated by us without cause, she will be entitled to receive (i) continued payment of her base salary for a period of 12 months and (ii) payment of a portion of her COBRA premiums for 12 months following her termination (or, if earlier, until the date on which Dr. Simon becomes eligible for coverage under a subsequent employer’s medical plan) in an amount equal to the employer portion of such premiums for active employees, subject to her eligibility for, and timely election of, COBRA coverage.

Under her amended and restated letter agreement, if Dr. Simon's employment is terminated by us without cause or by her for good reason within 12 months following or within 30 days immediately prior to a change in control, she will be entitled to receive (i) continued payment of her base salary for a period of 12 months following termination, (ii) an amount equal to her target annual bonus for the year of termination, (iii) immediate vesting of any unvested equity awards and (iv) payment of a portion of her COBRA premiums for 12 months (or, if earlier, until the date on which Dr. Simon becomes eligible for coverage under a subsequent employer’s medical plan) in an amount equal to the employer portion of such premiums for active employees, subject to her eligibility for, and timely election of, COBRA coverage.

Severance Subject to Release of Claims. Our obligation to provide an executive with severance payments and other benefits under the executive’s amended and restated employment or letter agreement is conditioned on the executive signing a release of claims in favor of us. In addition, our obligation to provide Mr. Evans with severance payments and other benefits under his amended and restated letter agreement is conditioned on his remaining available to provide consulting services to us as reasonably requested by our Board.

Reduction of Severance in Certain Circumstances. If the payments and benefits payable to an executive upon a termination or change in control (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code or (ii) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments or benefits will be reduced to the extent necessary so that no portion of the payments or benefits retained by the executive will be subject to excise tax under Section 4999 of the Internal Revenue Code, provided that such a reduction would result in the executive’s receipt, on an after-tax basis, of the greatest amount of payments and benefits.

Estimated Payment and Benefits Upon Termination or Change in Control

The amount of compensation and benefits payable to each NEO who was employed on December 31, 2023 under their current employment agreements in various termination and change in control situations has been estimated in the table below. The value of the equity award vesting acceleration was calculated based on the assumption that the change in control and the NEO’s employment termination occurred on December 31, 2023. The per share closing price of our stock on the Nasdaq Global Select Market as of December 29, 2023 was $27.22, which was used as the value of a share of our stock for the calculations below. The value of the option vesting acceleration was calculated by multiplying the number of unvested shares underlying stock options subject to vesting acceleration as of December 31, 2023 by the difference between the per share closing price of our common stock as reported on the Nasdaq Global Select Market on December 29, 2023 and the exercise price for such unvested stock options. The value of the RSU vesting acceleration was calculated by multiplying the number of unvested RSUs subject to vesting acceleration as of December 31, 2023 by the per share closing price of our common stock as reported on the Nasdaq Global Select Market on December 29, 2023.

Name/Triggering Event	Cash Severance ($)		Bonus Payment ($)		Health Care Continuation ($)		Value of Equity Acceleration ($)(1)		Total ($)
John Evans
Qualifying Termination(2)	685,000	(3)	411,000	(4)	29,266	(5)	1,237,666	(6)	2,362,932
Change in Control	—		—		—		2,386,024	(7)	2,386,024
Change in Control with a Qualifying Termination(2)	1,027,500	(8)	616,500	(9)	43,899	(10)	7,502,256	(11)	9,190,154
Giuseppe Ciaramella, Ph.D.
Qualifying Termination(2)	615,000	(3)	307,500	(4)	29,266	(5)	625,863	(6)	1,577,629
Change in Control	—		—		—		903,192	(12)	903,192
Change in Control with a Qualifying Termination(2)	615,000	(3)	307,500	(4)	29,266	(5)	2,432,248	(11)	3,384,014
Terry-Ann Burrell
Not for Cause Termination	505,000	(3)	—		23,413	(5)	—		528,413
Change in Control with a Qualifying Termination(2)	505,000	(3)	202,000	(4)	23,413	(5)	1,088,800	(11)	1,819,213
Christine Bellon, Ph.D.
Not for Cause Termination	470,000	(3)	—		23,413	(5)	—		493,413
Change in Control with a Qualifying Termination(2)	470,000	(3)	188,000	(4)	23,413	(5)	1,247,601	(11)	1,929,014
Amy Simon, M.D.
Not for Cause Termination	495,000	(3)	—		23,413	(5)	—		518,413
Change in Control with a Qualifying Termination(2)	495,000	(3)	198,000	(4)	23,413	(5)	1,765,898	(11)	2,482,310
(1)
Based on the per share closing price of a share of our common stock on the Nasdaq Global Select Market on December 29, 2023 ($27.22).
(2)
A "Qualifying Termination" is a termination not for Cause or for Good Reason, each as defined in the NEO's employment agreement.
(3)
Represents a cash amount equal to 12 months of the NEO’s base salary in effect as of December 31, 2023.
(4)
Represents a cash amount equal to the NEO’s target annual bonus award for the fiscal year ended December 31, 2023.
(5)
Represents a cash amount equal to 12 months of continued medical and dental benefits for the NEO.
(6)
Represents the value of 12 months of continued vesting of equity awards as if all such vesting occurred on December 31, 2023.
(7)
Represents the acceleration of vesting as to 100% of the unvested equity awards held by the NEO, other than the portion of such equity awards that would otherwise have vested during the six-month period following December 31, 2023.
(8)
Represents a cash amount equal to 18 months of the NEO’s base salary in effect as of December 31, 2023.

(9)
Represents a cash amount equal to one and a half times the NEO’s target annual bonus award for the fiscal year ended December 31, 2023.
(10)
Represents a cash amount equal to 18 months of continued medical and dental benefits for the NEO.
(11)
Represents the acceleration of vesting as to 100% of the unvested equity awards held by the NEO.
(12)
Represents the acceleration of vesting as to 50% of the unvested equity awards held by the NEO, other than the portion of such equity awards that would otherwise have vested during the six-month period following December 31, 2023.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company.

Pay Versus Performance Table

The table below presents information on the compensation of our principal executive officer (“PEO”) and our other NEOs in comparison to certain performance metrics for the years ended December 31, 2023, 2022, 2021 and 2020. The metrics discussed within this section are not those that our compensation committee uses when setting executive compensation. The use of the term “Compensation Actually Paid” (“CAP”) is required by SEC rules. Neither CAP nor the total amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually earned or received by or paid to the executives during the applicable year.

					Value of Initial Fixed $100 Investment Based on:
Year	SCT Total for PEO(1)(2) ($)	CAP to PEO(1)(3) ($)	Average SCT Total for Other NEOs(1)(2) ($)	Average CAP to Other NEOs(1)(3) ($)	TSR(4) ($)	Peer Group TSR(5) ($)	Net Loss(6) (in thousands) ($)
2023	6,280,099	2,830,315	2,542,318	615,870	145.17	125.93	(132,527)
2022	9,496,745	(13,939,497)	3,058,553	(9,460,679)	208.59	120.40	(289,088)
2021	13,911,975	17,020,857	4,737,263	6,713,763	425.01	133.95	(370,679)
2020	906,768	61,898,557	3,768,269	37,536,489	435.41	133.92	(194,617)

(1)
For each year shown, the PEO was Mr. Evans. For 2020, 2021 and 2022, the other NEOs were Dr. Ciaramella and Ms. Burrell. For 2023, they were Dr. Ciaramella, Ms. Burell, Dr. Bellon and Dr. Simon.
(2)
The amounts shown in this column are the amounts of total compensation reported for Mr. Evans, or the average total compensation reported for the other NEOs, as applicable, for each corresponding year in the “Total” column of the SCT. Please refer to “Executive Compensation—Summary Compensation Table.”
(3)
The amounts shown have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by Mr. Evans and other NEOs. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Evans' total compensation, or the average total compensation of the other NEOs, as applicable, as reported in the “Total” column in the SCT for 2023:

Year	SCT Total for PEO ($)	Minus Stock and Option Awards from SCT ($)	Plus Year-End Equity Value of Unvested Awards Granted During Year ($)	Plus Change in Value of Unvested Awards Granted in Prior Years ($)	Plus Value of Awards Granted and Vested During Year ($)	Plus Change in Value of Prior Years’ Awards Vested During Year ($)	CAP to PEO ($)
2023	6,280,099	(5,145,874)	2,894,297	(676,146)	419,741	(941,801)	2,830,315

Year	Avg. SCT Total for Other NEOs ($)	Minus Avg. Stock and Option Awards from SCT ($)	Plus Avg. Year-End Equity Value of Unvested Awards Granted During Year ($)	Plus Avg. Change in Value of Unvested Awards Granted in Prior Years ($)	Plus Avg. Value of Awards Granted and Vested During Year ($)	Plus Avg. Change in Value of Prior Years’ Awards Vested During Year ($)	Average CAP to Other NEOs ($)
2023	2,542,318	(1,772,468)	964,244	(690,715)	111,923	(539,432)	615,870

(4)
Cumulative total shareholder return (“TSR”) illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in the Company’s common stock on February 5, 2020, the first day of trading of our common stock on the Nasdaq Global Select Market.
(5)
Peer group TSR illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in the peer group's common stock on January 31, 2020, including reinvestment of dividends, weighted according to the peer group's respective stock market capitalizations. The peer group used for this purpose is the Nasdaq Biotechnology Index.
(6)
The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table

As described in more detail above in “Compensation Discussion and Analysis,” our executive compensation program reflects a performance-driven compensation philosophy. While we utilize several performance measures to align executive compensation with Company performance, those Company measures are not financial performance measures and are therefore not presented in the Pay Versus Performance Table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table above.

CAP, TSR of the Company and Peer Group TSR

The following graph illustrates the relationship of the CAP for our PEO and other NEOs, as calculated pursuant to SEC rules, to our TSR and the TSR of the Nasdaq Biotechnology Index from February 6, 2020, the first day of trading of our common stock on the Nasdaq Global Select Market, through the end of the period presented in the Pay Versus Performance Table.

CAP and Net Loss

The following graph illustrates the relationship of the CAP for our PEO and other NEOs, as calculated pursuant to SEC rules, to our net loss over the four years presented in the Pay Versus Performance Table.

DIRECTOR COMPENSATION

This section provides an overview of the compensation awarded to, earned by or paid to members of our Board.

Director Compensation

The following table sets forth information concerning the compensation of each of our non-employee directors during the fiscal year ended December 31, 2023. Mr. Evans, our CEO, receives no compensation for his service as a director, and consequently, is not included in this table. Information regarding the compensation of Mr. Evans is included with that of our other NEOs in “Executive Compensation” above.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Total ($)
Kristina Burow	60,000	385,222	445,222
Graham Cooper	65,000	385,222	450,222
Mark Fishman, M.D.	80,000	385,222	465,222
Carole Ho, M.D.	57,500	385,222	442,722
John Maraganore, Ph.D.	50,000	385,222	435,222
Christi Shaw(3)	2,096	770,588	772,684
Kathleen Walsh	62,500	385,222	447,722
(1)
Amount represents cash fees earned in fiscal year 2023.
(2)
The amounts reported in this column represent the aggregate grant date fair value of options to purchase our common stock granted directors in fiscal year 2023 computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 13, Stock option and grant plan, to our audited financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, Ms. Burow held options to purchase 33,800 shares of our common stock, Mr. Cooper held options to purchase 50,361 shares of our common stock, Dr. Fishman held options to purchase 294,041 shares of our common stock, Dr. Ho held options to purchase 98,470 shares of our common stock, Dr. Maraganore held options to purchase 40,056 shares of our common stock, Ms. Shaw held options to purchase 39,046 shares of our common stock and Ms. Walsh held options to purchase 41,658 shares of our common stock.
(3)
Ms. Shaw joined our Board in December 2023.

Non-Employee Director Compensation Policy

Under our non-employee director compensation policy in effect for fiscal 2023, each non-employee director is eligible to receive compensation for his or her service on our Board. Each such non-employee director is eligible to receive an annual cash retainer, pro-rated to reflect any partial year of service, as set forth in the table below. In addition, each new non-employee director will be granted an option under the Beam Therapeutics Inc. 2019 Equity Incentive Plan (“the 2019 Plan”) to purchase shares of common stock having a grant date fair value, determined in accordance with FASB ASC 718, of approximately $770,000 upon his or her initial appointment or election to our Board. The stock options granted to non-employee directors upon initial appointment or election to our Board vest as to one-third of the underlying shares on the first anniversary of the date of grant and in equal monthly installments as to the remainder of the shares for two years thereafter, subject to such director’s continued service on our Board through each vesting date. Each non-employee director who was not first elected or appointed to our Board during the calendar year of an annual meeting of our stockholders will annually be granted an option under the 2019 Plan to purchase shares of common stock having a grant date fair value, determined in accordance with FASB ASC 718, of approximately $385,000 on the date of the annual meeting of stockholders. The annual stock options granted to our non-employee directors vest in full on the earlier of the first anniversary of the date of grant and the date of the next year's annual meeting of stockholders, subject to the director’s continued service on our Board through the vesting date. Compensation paid to our non-employee directors for their service on our Board is subject to the 2019 Plan, which provides that the aggregate value of all compensation granted to or paid to a director with respect to any calendar year, including equity awards under the 2019 Plan and cash fees paid by us outside of the 2019 Plan, may not exceed $750,000 (or $1,000,000 with respect to a director’s first year of service on our Board). The value of equity awards granted to a director is based on the grant date fair value of the awards, assuming a maximum payout. In March 2023, after a review of peer group data and based on a recommendation from Pay Governance, our compensation committee recommended, and our Board approved, an amendment to our non-employee director compensation policy to increase the cash retainer payable in respect of service on our Board, as set forth in the table below. In addition, in 2024, our compensation committee recommended, and our Board approved amendments to the non-employee director compensation policy creating a retainer for service on the newly created science and technology committee and increasing the retainer for the lead independent director.

A schedule of our Board and committee cash retainer fees applicable in 2023 and 2024 is set forth in the table below.

Board and Committee Role	2023 Fees ($)	2024 Fees ($)
Board Member	45,000	45,000
Board Chair	75,000	75,000
Lead Independent Director	60,000	75,000
Audit Committee Member	10,000	10,000
Audit Committee Chair	20,000	20,000
Compensation Committee Member	7,500	7,500
Compensation Committee Chair	15,000	15,000
Nominating and Corporate Governance Committee Member	5,000	5,000
Nominating and Corporate Governance Committee Chair	10,000	10,000
Science and Technology Committee Member	—	5,000
Science and Technology Committee Chair	—	10,000

All cash fees are paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. The amount of each payment will be pro-rated for any portion of a calendar quarter that a non-employee director is not serving on our Board, based on the number of calendar days served by such non-employee director.

Each non-employee director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee on which he or she serves as well as for reasonable expenses incurred related to continuing director education.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act.

We operate in accordance with a written charter adopted by our Board and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of Beam Therapeutics Inc.’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the audit committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and Beam Therapeutics Inc.’s Corporate Governance Guidelines. Further, our Board has determined that two of our members (Mr. Cooper and Ms. Walsh) are audit committee financial experts as defined by the rules of the SEC.

The audit committee met four times during fiscal 2023 with Beam Therapeutics Inc.’s management and Deloitte & Touche LLP, or Deloitte, Beam Therapeutics Inc.’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements and the Company’s earnings press releases.

We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023, including internal control testing under Section 404 of the Sarbanes-Oxley Act, with management and Deloitte. Management has the responsibility for the preparation of Beam Therapeutics Inc.’s financial statements, and Deloitte has the responsibility for the audit of those statements. The Audit Committee discussed with Deloitte the matters required to be discussed by rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. We received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB standards concerning any relationships between Deloitte and Beam Therapeutics Inc. and the potential effects of any disclosed relationships on Deloitte’s independence, and discussed with Deloitte its independence. We reviewed with Deloitte their audit plan, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of Deloitte’s examination of Beam Therapeutics Inc.’s financial statements both with and without management.

The Audit Committee considered any fees paid to Deloitte for the provision of non-audit related services and does not believe that these fees compromise Deloitte’s independence in performing the audit.

Based on these reviews and discussions with management and Deloitte, we approved the inclusion of Beam Therapeutics Inc.’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. We also have selected Deloitte as the independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to ratification by Beam Therapeutics Inc.’s shareholders.

Audit Committee

Graham Cooper (Chair)
Christi Shaw
Kathleen Walsh

DELINQUENT SECTION 16(a) REPORTS

Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for our 2023 fiscal year our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements except that each of Mr. Evans and Dr. Ciaramella untimely filed one Form 4 on March 31, 2023 with respect to one transaction each.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2023 to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest.

Director Affiliations

During the fiscal year ended December 31, 2023, some of our directors were affiliated with entities that beneficially owned 5% or more of our common stock, as indicated below:

Director	Principal Stockholder
Kristina Burow	Funds affiliated with ARCH Venture Partners
John Maraganore	Funds affiliated with ARCH Venture Partners

Investor Rights Agreement

We are party to an amended and restated investor rights agreement (the “Investor Rights Agreement”) with Dr. Mark Fishman, who is a member of our Board, and with certain funds affiliated with ARCH Venture Partners. The Investor Rights Agreement imposes certain affirmative obligations on us, and also grants certain rights to the counterparties, including certain registration rights with respect to the registrable securities held by them. Other provisions of the Investor Rights Agreement were terminated upon completion of our initial public offering.

Orbital License and Research Collaboration Agreement

On September 2, 2022, we entered into a license and research collaboration agreement (the “Orbital Agreement”) with Orbital Therapeutics, Inc. (“Orbital”), pursuant to which we and Orbital granted the other licenses to certain technology controlled by us necessary or reasonably useful for the non-viral delivery or the design or manufacture of ribonucleic acid for the prevention, treatment or diagnosis of human disease. Concurrently with our entry into the Orbital Agreement, Orbital issued us 75 million shares of its common stock. Giuseppe Ciaramella, our President, is a party to a consulting agreement with Orbital pursuant to which he serves as its interim Chief Executive Officer in addition to his current responsibilities to Beam. Dr. Ciaramella is also a member of Orbital’s board of directors. Terry-Ann Burrell and Christine Bellon are also parties to consulting agreements with Orbital pursuant to which they serve in interim leadership positions with Orbital in addition to their current responsibilities to Beam. Pursuant to their consulting agreements, Dr. Ciaramella was granted common stock of Orbital, and Ms. Burrell and Dr. Bellon were granted options to purchase common stock of Orbital that each vest subject to certain service-based requirements. Immediately after our entry into the Orbital Agreement, the board of directors of Orbital included three members of our Board: Kristina Burow, John Evans and John Maraganore, Ph.D. Dr. Maraganore holds common stock of Orbital that vests subject to certain service-based requirements. In addition, each of ARCH Venture Partners, which is an affiliate of each of the Company, Ms. Burow and Dr. Maraganore, is a holder of common stock and Series Seed Preferred Stock of Orbital. Collectively, Dr. Ciaramella, Ms. Burrell, Dr. Bellon and Dr. Maraganore hold less than 10% of the outstanding shares of Orbital, and ARCH Venture Partners holds approximately 30% of the outstanding shares of Orbital.

Director and Officer Indemnification and Insurance

We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Related Person Transaction Policy

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee will review and consider:

•
the related person’s interest in the related person transaction;
•
the approximate dollar value of the amount involved in the related person transaction;
•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than the terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the transaction; and
•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if our audit committee determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate. Each of the transactions described in this section occurred prior to the adoption of this policy or was approved in accordance with this policy.

PROPOSAL NO. 1—ELECTION OF DIRECTOR

In accordance with our certificate of incorporation and bylaws, our Board is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Kristina Burow, who will not be standing for re-election, and Graham Cooper are the Class I directors whose terms expire at the Annual Meeting. Mr. Cooper has been nominated for and has agreed to stand for re-election to our Board to serve as a Class I director of our Company for a three-year term and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEE FOR CLASS I DIRECTOR, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

(PROPOSAL 1 ON YOUR PROXY CARD)

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify our audit committee’s appointment of Deloitte & Touche LLP (“Deloitte”), as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte has served as our independent registered public accounting firm since 2018.

Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between our independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of our independent registered public accounting firm, and our independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, our Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, our audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, our audit committee in its discretion may appoint a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of our Company and our stockholders.

Before selecting Deloitte, our audit committee carefully considered that firm’s qualifications as an independent registered public accounting firm for our Company. This included a review of its performance in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. Our audit committee has expressed its satisfaction with Deloitte in all of these respects.

Deloitte served as independent registered public accounting firm for our Company with respect to the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2023 and has been engaged by our audit committee to serve as our independent registered public accounting firm with respect to the audit of our consolidated financial statements for the fiscal year ending December 31, 2024. Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed for the audits of fiscal years ended December 31, 2023 and 2022, and audit-related fees and all other fees billed in each of the last two fiscal years.

Fee Category	2023	2022
Audit Fees(1)	$1,417,911	$1,457,000
Audit-Related Fees	—	—
Tax Fees(2)	57,461	187,478
All Other Fees(3)	1,895	1,895
Total Fees	$1,477,267	$1,646,373
(1)
Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.
(2)
Consists of aggregate fees for tax compliance, tax advice and tax planning services, including the review and preparation of our federal and state income tax returns.
(3)
Represents aggregate fees billed for services provided by our independent registered public accounting firm other than those disclosed above and consists of fees for accessing Deloitte’s online accounting research tool.

Audit Committee Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services, other than non-audit services that are “de minimis” under Section 10A(i)(1)(B) of the Exchange Act, unless the service or category of service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee, or one or more members of the audit committee delegated by the audit committee, may pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section

10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditors during the next 12 months, provided that if the audit committee delegates one or more of its members to make such pre-approval decisions then such delegate(s) shall present all pre-approval decisions to the full audit committee at its next regularly scheduled meeting. Any such pre-approval details the particular service or category of service to be provided and is also generally subject to a maximum dollar amount. The audit committee also regularly receives updates from management about the services actually performed and the associated fees and expenses actually incurred. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services, except that one or more members of the audit committee delegated by the audit committee may pre-approve engagements for non-audit services and any such approved non-audit services must then be presented to the audit committee at its next meeting. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

During the fiscal years ended December 31, 2023 and 2022, all of the services provided to us by Deloitte were in accordance with the pre-approval policies and procedures described above.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR THEREOF, UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

(PROPOSAL 2 ON YOUR PROXY CARD).

PROPOSAL NO. 3—ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with an opportunity to cast a non-binding, advisory vote to approve the compensation of our NEOs, as disclosed in this proxy statement. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), which added Section 14A to the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The compensation of our NEOs subject to the vote is disclosed in the section titled "Compensation Discussion and Analysis," as well as in the compensation tables and the related narrative disclosure contained in the sections titled "Executive Compensation" and "Pay Versus Performance." As discussed in those disclosures, our executive compensation program is designed to reward value creation for stockholders and to attract, motivate and retain our executive officers, who are critical to our success. Under this program, our NEOs are rewarded for the achievement of our short- and long-term strategic and financial goals, which we believe serves to enhance short- and long-term value creation for our stockholders. Our compensation program contains elements of cash and equity-based compensation and is designed to align the interests of our executives with those of our stockholders and paying for performance.

Accordingly, our Board is asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the related narrative disclosure, is hereby APPROVED.”

As this vote is advisory, it will not be binding upon our Board or compensation committee, and neither our Board nor our compensation committee will be required to take any action as a result of the outcome of this vote. However, our compensation committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NEOS, AS DISCLOSED IN THIS PROXY STATEMENT.

(PROPOSAL 3 ON YOUR PROXY CARD).

TRANSACTION OF OTHER BUSINESS

Our Board does not know of any other matters to be raised at the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the appropriate executive officers and directors named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 31, 2024, unless otherwise indicated, regarding the beneficial ownership of our common stock for (i) stockholders who beneficially owned more than 5% of our common stock, (ii) each of our directors and NEOs and (iii) all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

In computing the number of shares beneficially owned by an individual or entity, shares of common stock subject to options, warrants, restricted stock units, or other rights held by such person that are currently exercisable or have vested or that will become exercisable or will have vested within 60 days of March 31, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. On March 31, 2024, there were 82,280,827 shares of our common stock outstanding. Unless noted otherwise, the address of all listed stockholders is 238 Main Street, Cambridge, MA 02142.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Ark Investment Management LLC(1)	9,393,889	11.4%
FMR LLC and affiliates(2)	8,953,800	10.9%
The Vanguard Group(3)	7,164,843	8.7%
BlackRock, Inc.(4)	6,662,043	8.1%
Funds affiliated with ARCH Venture Partners(5)	5,443,039	6.6%
State Street Corporation(6)	4,616,358	5.6%
Farallon Capital Partners and affiliates(7)	4,105,753	5.0%
Directors and Named Executive Officers:
John Evans(8)	1,781,081	2.1%
Giuseppe Ciaramella, Ph.D.(9)	770,372	0.9%
Terry-Ann Burrell(10)	262,750	*
Christine Bellon, Ph.D.(11)	125,000	*
Amy Simon, M.D.(12)	104,100	*
Kristina Burow(13)	36,212	*
Graham Cooper(14)	33,829	*
Mark Fishman, M.D.(15)	294,516	*
Carole Ho, M.D.(16)	81,938	*
John Maraganore, Ph.D.(17)	21,324	*
Christi Shaw	—	—
Kathleen Walsh(18)	25,126	*
All Executive Officers and Directors as a group (12 persons)(19)	3,536,248	4.2%

* Less than 1% of the outstanding shares of our common stock.

(1)
The address of Ark Investment Management LLC is 200 Central Ave., St. Petersburg, FL 33701. The information reported is based solely on a Schedule 13G/A filed by Ark Investment Management LLC on January 29, 2024, reporting beneficial ownership as of December 31, 2023.
(2)
FMR LLC has sole voting power over 8,950,571 shares of our common stock and sole dispositive power over 8,953,800 shares of our common stock. Abigail P. Johnson may be deemed to beneficially own certain of the shares of common stock beneficially owned by FMR LLC and has sole dispositive power over 8,953,800 shares of our common stock. The address of each of the foregoing persons is 245 Summer Street, Boston, Massachusetts 02210. The information reported is based solely on a Schedule 13G/A filed jointly by the foregoing persons on February 9, 2024, reporting beneficial ownership as of December 31, 2023.
(3)
The Vanguard Group has shared voting power with respect to 123,986 shares of our common stock, sole dispositive power with respect to 6,968,129 shares of our common stock and shared dispositive power with respect to 196,714 shares of our common stock. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA

19355. The information reported is based solely on a Schedule 13G filed by The Vanguard Group on February 13, 2024, reporting beneficial ownership as of December 31, 2023.
(4)
BlackRock, Inc. has sole voting power over 6,512,747 shares of our common stock and sole dispositive power over 6,662,043 shares of our common stock. All such shares are beneficially owned by BlackRock, Inc., a parent holding company, and on behalf of its subsidiaries (i) BlackRock Life Limited; (ii) BlackRock Advisors, LLC; (iii) Aperio Group, LLC; (iv) BlackRock (Netherlands) B.V.; (v) BlackRock Institutional Trust Company, National Association; (vi) BlackRock Asset Management Ireland Limited; (vii) BlackRock Financial Management, Inc.; (viii) BlackRock Japan Co., Ltd.; (ix) BlackRock Asset Management Schweiz AG; (x) BlackRock Investment Management, LLC; (xi) BlackRock Investment Management (UK) Limited; (xii) BlackRock Asset Management Canada Limited; (xiii) BlackRock (Luxembourg) S.A., (xiv) BlackRock Investment Management (Australia) Limited; (xv) BlackRock Fund Advisors; and (xvi) BlackRock Fund Managers Ltd. The address of BlackRock, Inc. is 55 East 52nd, New York, NY 10055. The information reported is based solely on a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2024, reporting beneficial ownership as of December 31, 2023.
(5)
Consists of (i) 2,721,520 shares of our common stock held by ARCH Venture Fund IX, L.P. (“AVF IX”) and (ii) 2,721,519 shares of our common stock held by ARCH Venture Fund IX Overage, L.P. ("AVF IX Overage"). ARCH Venture Partners IX, L.P. (“AVP IX LP”), as the sole general partner of AVF IX, may be deemed to beneficially own the shares held by AVF IX. ARCH Venture Partners IX Overage, L.P. ("AVP IX Overage GP"), as the sole general partner of AVF IX Overage, may be deemed to beneficially own the shares held by AVF IX Overage. ARCH Venture Partners IX, LLC (“AVP IX LLC”), as the sole general partner of AVP IX LP and AVP IX Overage GP may be deemed to beneficially own the shares held by AVF IX and AVF IX Overage. The address of each of the foregoing persons is 8755 W. Higgins Road, Suite 1025, Chicago, IL 60631. The foregoing information is based solely on a Schedule 13G filed by ARCH Venture Partners on February 14, 2024, reporting beneficial ownership as of December 31, 2023.
(6)
State Street Corporation and its subsidiaries have shared voting power over 4,431,158 shares of our common stock and shared dispositive power over 4,616,358 shares of our common stock. The address of State Street Corporation is 1 Congress St., Suite 1, Boston, MA 02114. The information reported is based solely on a Schedule 13G filed by State Street Corporation on January 24, 2024, reporting beneficial ownership as of December 31, 2023.
(7)
Farallon Capital Management, LLC through its associated affiliates may be deemed to beneficially own 4,105,753 shares of our common stock. The address of Farallon Capital Management, LLC is One Maritime Plaza, Suite 2100, San Francisco, California 94111. The information reported is based solely on a Schedule 13G/A filed by Farallon Capital Management, LLC on February 12, 2024, reporting beneficial ownership as of December 31, 2023.
(8)
Includes (i) options to purchase 813,229 shares of our common stock that are exercisable within 60 days of March 31, 2024 and (ii) 103,000 shares of our common stock held by the John M. Evans, III 2018 Irrevocable Trust.
(9)
Includes options to purchase 674,972 shares of our common stock that are exercisable within 60 days of March 31, 2024.
(10)
Includes options to purchase 255,633 shares of our common stock that are exercisable within 60 days of March 31, 2024.
(11)
Includes options to purchase 91,589 shares of our common stock that are exercisable within 60 days of March 31, 2024.
(12)
Includes options to purchase 103,144 shares of our common stock that are exercisable within 60 days of March 31, 2024.
(13)
Includes options to purchase 17,268 shares of our common stock that are exercisable within 60 days of March 31, 2024.
(14)
Consists of options to purchase 33,829 shares of our common stock that are exercisable within 60 days of March 31, 2024.
(15)
Includes options to purchase 277,509 shares of our common stock that are exercisable within 60 days of March 31, 2024.
(16)
Consists of options to purchase 81,938 shares of our common stock that are exercisable within 60 days of March 31, 2024.
(17)
Consists of options to purchase 21,324 shares of our common stock that are exercisable within 60 days of March 31, 2024.
(18)
Consists of options to purchase 25,126 shares of our common stock that are exercisable within 60 days of March 31, 2024.
(19)
Includes (i) options to purchase 2,395,561 shares of common stock that are exercisable within 60 days of March 31, 2024 and (ii) 103,000 shares of our common stock held by the John M. Evans, III 2018 Irrevocable Trust.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2017 Stock Option and Grant Plan	1,954,014		$4.46	—	(2)
2019 Equity Incentive Plan	6,322,019		$54.37	1,173,189	(3)
2019 Employee Stock Purchase Plan	—	(4)	—	2,247,569	(5)
Equity compensation plans not approved by security holders	—		—	—
Total	8,276,033		$42.59	3,420,758

(1)
The weighted-average exercise price does not reflect the shares of our common stock that will be issued in connection with the settlement of restricted stock unit awards, which have no exercise price.
(2)
No further grants were made under the 2017 Stock Option and Grant Plan after the completion of our initial public offering on February 5, 2020.
(3)
The number of shares of our common stock reserved for issuance under the 2019 Plan will automatically increase on January 1 of each year through and including January 1, 2029 by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year or a lesser number of shares determined by our Board. Pursuant to the terms of the 2019 Plan, an additional 3,265,299 shares were added to the number of available shares, effective January 1, 2024.
(4)
Does not include purchase rights accruing under the Amended and Restated 2019 Employee Stock Purchase Plan ("ESPP") because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the applicable purchase period.
(5)
The number of shares of our common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year through and including January 1, 2029 by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year and (ii) a number of shares determined by our Board, up to a maximum of 5,083,204 shares in the aggregate. Pursuant to the terms of the ESPP, an additional 816,324 shares were added to the number of available shares, effective January 1, 2024.

GENERAL MATTERS

Shareholder Proposals for our 2025 Annual Meeting of Stockholders

Requirements for Shareholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, shareholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Secretary, at Beam Therapeutics Inc., 238 Main Street, Cambridge, MA 02142 no later than December 20, 2024, which is one hundred and twenty (120) days prior to April 19, 2025.

Requirements for Shareholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for shareholder nominations to our Board or other proposals to be considered at an annual meeting, the shareholder must have given timely notice thereof in writing to the Secretary, at Beam Therapeutics Inc., 238 Main Street, Cambridge, MA 02142. To be timely for the 2025 annual meeting, the shareholder’s notice must be delivered to or mailed and received by us not before February 5, 2025 or after March 7, 2025, which is not more than one hundred and twenty (120) days, and not less than ninety (90) days, before the anniversary date of the preceding annual meeting, except that if the 2025 annual meeting of stockholders is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, we must receive the notice not later than sixty (60) days prior to the annual meeting date. Such notice must provide the information required by our bylaws with respect to each matter the shareholder proposes to bring before the 2025 annual meeting.

In addition to satisfying the provisions in our bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19.

Annual Report

Upon written request, we will provide without charge to each stockholder who does not otherwise receive a copy of our annual report to shareholders a copy of our Annual Report on Form 10-K filed with the SEC on February 27, 2024 for the fiscal year ended December 31, 2023. Please address all requests to:

Christine Bellon, Secretary

Beam Therapeutics Inc.

238 Main Street

Cambridge, MA 02142

Householding of Proxy Materials

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the notice or proxy materials was delivered. You may make a written request by sending a notification to our Secretary at the address above, or an oral request by calling (857) 327-8775, in each case providing your name, your shared address and the address to which we should direct the additional copy of the notice or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Beam THERAPEUTICS BEAM THERAPEUTICS INC. 238 MAIN STREET CAMBRIDGE, MA 02142 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before the 2024 Annual Meeting of Stockholders (the "Meeting") Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BEAM2024 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V39024-P05844 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BEAM THERAPEUTICS INC. The Board of Directors recommends you vote FOR the following nominee: 1. Election of the following nominee as a Class I Director for a three-year term ending at our Annual Meeting of Stockholders to be held in 2027. Nominee: 1a. Graham Cooper For Against Abstain 0 0 0 The Board of Directors recommends you vote FOR the following proposal: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY 2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. The Board of Directors recommends you vote FOR the following proposal: 3. Approve, on an advisory basis, the compensation of our named executive officers. Note: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date For Against Abstain 0 0 0 For Against Abstain 000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 5, 2024: The Notice and Proxy Statement and 2023 Annual Report are available at www.proxyvote.com. V39025-P05844 BEAM THERAPEUTICS INC. Annual Meeting of Stockholders June 5, 2024, at 11:30 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) John Evans and Terry-Ann Burrell, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of BEAM THERAPEUTICS INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM EDT on June 5, 2024, virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/BEAM2024, and any adjournment, continuation, or postponement thereof. Such proxies are authorized to vote in their discretion (X) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (Y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (Z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side